                                                                   Exhibit 10.19

                                                                  EXECUTION COPY
--------------------------------------------------------------------------------

                                  $400,000,000

                      AMENDED AND RESTATED CREDIT AGREEMENT

                                      among

                                WEST CORPORATION,
                                   as Borrower

                                       and

                  CERTAIN DOMESTIC SUBSIDIARIES OF THE BORROWER
                        FROM TIME TO TIME PARTIES HERETO,
                                 as Guarantors,

                           THE LENDERS PARTIES HERETO

                                       and

                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                            as Administrative Agent,

                         U.S. BANK NATIONAL ASSOCIATION
                                       and
                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                             as Syndication Agents,

                              BANK OF AMERICA, N.A.
                                       and
                                   BNP PARIBAS
                           as Co-Documentation Agents

                                       and

                         WACHOVIA CAPITAL MARKETS, LLC,
                      as Lead Arranger and Sole Book Runner

                          Dated as of November 15, 2004

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                        Page
                                                                                        ----
ARTICLE I  DEFINITIONS...............................................................     1
   Section 1.1    Defined Terms......................................................     1
   Section 1.2    Other Definitional Provisions......................................    23
   Section 1.3    Accounting Terms...................................................    24

ARTICLE II  THE LOANS; AMOUNT AND TERMS..............................................    24
   Section 2.1    Revolving Loans....................................................    24
   Section 2.2    Incremental Facilities.............................................    26
   Section 2.3    Letter of Credit Subfacility.......................................    27
   Section 2.4    Swingline Loan Subfacility.........................................    30
   Section 2.5    Fees...............................................................    32
   Section 2.6    Commitment Reductions..............................................    32
   Section 2.7    Repayments and Prepayments.........................................    33
   Section 2.8    Minimum Principal Amount of Tranches...............................    34
   Section 2.9    Default Rate and Payment Dates.....................................    34
   Section 2.10   Conversion Options.................................................    34
   Section 2.11   Computation of Interest and Fees...................................    35
   Section 2.12   Pro Rata Treatment and Payments....................................    36
   Section 2.13   Non-Receipt of Funds by the Administrative Agent...................    38
   Section 2.14   Inability to Determine Interest Rate...............................    38
   Section 2.15   Illegality.........................................................    39
   Section 2.16   Requirements of Law................................................    39
   Section 2.17   Indemnity..........................................................    41
   Section 2.18   Taxes..............................................................    41
   Section 2.19   Indemnification; Nature of Issuing Lender's Duties.................    43
   Section 2.20   Replacement of Lenders.............................................    44

ARTICLE III  REPRESENTATIONS AND WARRANTIES..........................................    45
   Section 3.1    Financial Condition................................................    45
   Section 3.2    No Change..........................................................    45
   Section 3.3    Corporate Existence; Corporate Power; Compliance with Law..........    46
   Section 3.4    Authorization; Enforceable Obligations.............................    46
   Section 3.5    No Legal Bar; No Default...........................................    47
   Section 3.6    No Material Litigation.............................................    47
   Section 3.7    Investment Company Act.............................................    47
   Section 3.8    Margin Regulations.................................................    47
   Section 3.9    ERISA..............................................................    48
   Section 3.10   Environmental Matters..............................................    48
   Section 3.11   Purpose of Loans...................................................    49
   Section 3.12   Subsidiaries.......................................................    49
   Section 3.13   Ownership..........................................................    49
   Section 3.14   Indebtedness.......................................................    49
   Section 3.15   Taxes..............................................................    50
   Section 3.16   Solvency...........................................................    50

   Section 3.17   Investments........................................................    50
   Section 3.18   Location of Assets.................................................    50
   Section 3.19   No Burdensome Restrictions.........................................    50
   Section 3.20   Brokers' Fees......................................................    51
   Section 3.21   Labor Matters......................................................    51
   Section 3.22   Accuracy and Completeness of Information...........................    51
   Section 3.23   Material Agreements................................................    51
   Section 3.24   Insurance..........................................................    51
   Section 3.25   Anti-Terrorism Laws................................................    52

ARTICLE IV  CONDITIONS PRECEDENT.....................................................    52
   Section 4.1    Conditions to Closing Date and Initial Revolving Loans.............    52
   Section 4.2    Conditions to All Extensions of Credit.............................    55

ARTICLE V  AFFIRMATIVE COVENANTS.....................................................    56
   Section 5.1    Financial Statements...............................................    56
   Section 5.2    Certificates; Other Information....................................    57
   Section 5.3    Payment of Obligations.............................................    58
   Section 5.4    Conduct of Business and Maintenance of Existence...................    58
   Section 5.5    Maintenance of Property; Insurance.................................    59
   Section 5.6    Inspection of Property; Books and Records; Discussions.............    59
   Section 5.7    Notices............................................................    59
   Section 5.8    Environmental Laws.................................................    60
   Section 5.9    Financial Covenants................................................    61
   Section 5.10   Additional Subsidiary Guarantors...................................    61
   Section 5.11   Compliance with Law................................................    61
   Section 5.12   Further Assurances.................................................    62

ARTICLE VI  NEGATIVE COVENANTS.......................................................    62
   Section 6.1    Indebtedness.......................................................    62
   Section 6.2    Liens..............................................................    64
   Section 6.3    Nature of Business.................................................    64
   Section 6.4    Consolidation, Merger, Sale or Purchase of Assets, etc.............    64
   Section 6.5    Advances, Investments and Loans....................................    65
   Section 6.6    Transactions with Affiliates.......................................    65
   Section 6.7    Ownership of Subsidiaries; Restrictions............................    65
   Section 6.8    Fiscal Year; Organizational Documents; Material Agreements.........    66
   Section 6.9    Limitation on Restricted Actions...................................    66
   Section 6.10   Restricted Payments................................................    66
   Section 6.11   Prepayments of Subordinated Debt, etc..............................    67
   Section 6.12   Sale Leasebacks....................................................    67
   Section 6.13   No Further Negative Pledges........................................    67

ARTICLE VII  EVENTS OF DEFAULT.......................................................    68
   Section 7.1    Events of Default..................................................    68
   Section 7.2    Acceleration; Remedies.............................................    70

ARTICLE VIII  THE AGENT..............................................................    71
   Section 8.1    Appointment........................................................    71

   Section 8.2    Delegation of Duties...............................................    71
   Section 8.3    Exculpatory Provisions.............................................    71
   Section 8.4    Reliance by Administrative Agent...................................    72
   Section 8.5    Notice of Default..................................................    72
   Section 8.6    Non-Reliance on Administrative Agent and Other Lenders.............    72
   Section 8.7    Indemnification....................................................    73
   Section 8.8    Administrative Agent in Its Individual Capacity....................    73
   Section 8.9    Successor Administrative Agent.....................................    74
   Section 8.10   Other Agents; Arrangers and Managers...............................    74

ARTICLE IX  MISCELLANEOUS............................................................    74
   Section 9.1    Amendments and Waivers.............................................    74
   Section 9.2    Notices............................................................    76
   Section 9.3    No Waiver; Cumulative Remedies.....................................    77
   Section 9.4    Survival of Representations and Warranties.........................    77
   Section 9.5    Payment of Expenses and Taxes......................................    77
   Section 9.6    Successors and Assigns; Participations; Purchasing Lenders.........    78
   Section 9.7    Adjustments; Set-off...............................................    81
   Section 9.8    Table of Contents and Section Headings.............................    82
   Section 9.9    Counterparts.......................................................    82
   Section 9.10   Effectiveness......................................................    82
   Section 9.11   Severability.......................................................    82
   Section 9.12   Integration........................................................    82
   Section 9.13   Governing Law......................................................    82
   Section 9.14   Consent to Jurisdiction and Service of Process.....................    83
   Section 9.15   Confidentiality....................................................    83
   Section 9.16   Acknowledgments....................................................    84
   Section 9.17   Waivers of Jury Trial..............................................    84
   Section 9.18   Patriot Act Notice.................................................    84

ARTICLE X  GUARANTY..................................................................    85
   Section 10.1   The Guaranty.......................................................    85
   Section 10.2   Bankruptcy.........................................................    85
   Section 10.3   Nature of Liability................................................    86
   Section 10.4   Independent Obligation.............................................    86
   Section 10.5   Authorization......................................................    86
   Section 10.6   Reliance...........................................................    87
   Section 10.7   Waiver.............................................................    87
   Section 10.8   Limitation on Enforcement..........................................    88
   Section 10.9   Confirmation of Payment............................................    88

Schedules

Schedule 1.1(a)      Notice of Account Designation
Schedule 1.1(b)      Permitted Liens
Schedule 2.1(a)      Schedule of Lenders and Commitments
Schedule 2.1(b)(i)   Form of Notice of Borrowing
Schedule 2.1(e)      Form of Revolving Note
Schedule 2.4(d)      Form of Swingline Note
Schedule 2.10        Form of Notice of Conversion/Extension
Schedule 2.18        Section 2.18 Certificate
Schedule 3.12        Subsidiaries
Schedule 3.18(a)     Location of Real Property
Schedule 3.18(b)     Chief Executive Offices
Schedule 3.21        Labor Matters
Schedule 3.24        Insurance
Schedule 4.1(b)      Form of Secretary's Certificate
Schedule 4.1(e)      Form of Solvency Certificate
Schedule 5.10        Form of Joinder Agreement
Schedule 6.1(b)      Indebtedness
Schedule 9.2         Schedule of Lenders' Lending Offices
Schedule 9.6(c)      Form of Commitment Transfer Supplement

     AMENDED AND RESTATED CREDIT AGREEMENT, dated as of November 15, 2004, among WEST CORPORATION, a Delaware corporation (the "Borrower"), those Domestic Subsidiaries of the Borrower identified as a "Guarantor" on the signature pages hereto and such other Domestic Subsidiaries of the Borrower as may from time to time become a party hereto (collectively, the "Guarantors"), the several banks and other financial institutions as may from time to time become parties to this Credit Agreement (collectively, the "Lenders"; and individually, a "Lender") and WACHOVIA BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders hereunder (in such capacity, the "Administrative Agent").

                                   WITNESSETH:

     WHEREAS, the Borrower, the guarantors party thereto, the lenders party thereto and Wachovia Bank, National Association, as administrative agent, entered into that certain Credit Agreement, dated as of May 9, 2003, pursuant to which such lenders agreed to provide credit facilities to the Borrower in the aggregate amount of $325,000,000 (as amended, modified or supplemented prior to the date hereof, the "Existing Credit Agreement");

     WHEREAS, the Borrower has requested that the credit facilities provided under the Existing Credit Agreement be increased and restructured and that, in connection therewith, the Existing Credit Agreement be amended and restated in accordance with the terms hereof; and

     WHEREAS, the Lenders have agreed to amend and restate the Existing Credit Agreement and to make the loans and other financial accommodations contemplated hereby to the Borrowers on the terms and conditions contained herein.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     Section 1.1 Defined Terms.

     As used in this Credit Agreement, terms defined in the preamble to this Credit Agreement have the meanings therein indicated, and the following terms have the following meanings:

     "Account Designation Letter" shall mean the Notice of Account Designation dated as of the Closing Date from the Borrower to the Administrative Agent substantially in the form attached hereto as Schedule 1.1(a).

     "Additional Credit Party" shall mean each Person that becomes a Guarantor by execution of a Joinder Agreement in accordance with Section 5.10.

     "Additional Loan" shall have the meaning set forth in Section 2.2.

     "Administrative Agent" shall have the meaning set forth in the first paragraph of this Credit Agreement and any successors in such capacity.

     "Affiliate" shall mean as to any Person, any other Person (excluding any Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, a Person shall be deemed to be "controlled by" a Person if such Person possesses, directly or indirectly, power either (a) to vote ten percent (10%) or more of the securities having ordinary voting power for the election of directors of such Person or (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

     "Aggregate Revolving Committed Amount" shall have the meaning set forth in
Section 2.1.

     "Alternate Base Rate" shall mean, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof:
"Prime Rate" shall mean, at any time, the rate of interest per annum publicly announced from time to time by Wachovia at its principal office in Charlotte, North Carolina as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in the Prime Rate occurs. The parties hereto acknowledge that the rate announced publicly by Wachovia as its Prime Rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks; and "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published on the next succeeding Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive in the absence of manifest error) that it is unable to ascertain the Federal Funds Effective Rate, for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the opening of business on the date of such change.

     "Alternate Base Rate Loans" shall mean Loans that bear interest at an interest rate based on the Alternate Base Rate.

     "Applicable Percentage" shall mean, for any day, the rate per annum set forth below opposite the applicable level then in effect:

                                                           APPLICABLE PERCENTAGE
                                   APPLICABLE PERCENTAGE       FOR LIBOR RATE
              CONSOLIDATED           FOR ALTERNATE BASE     LOANS AND LETTER OF
LEVEL        LEVERAGE RATIO              RATE LOANS              CREDIT FEE        COMMITMENT FEE
-----   ------------------------   ---------------------   ---------------------   --------------
 I              < 0.50x                    0.00%                   0.75%                0.15%
 II     > or = 0.50x but < 1.00x           0.00%                   .875%               0.175%
 III    > or = 1.00x but < 1.50x           0.00%                   1.00%                0.20%
 IV           > or = 1.50x                 0.25%                   1.25%                0.25%

     The Applicable Percentage shall be determined and adjusted quarterly on the date five (5) Business Days after the date on which the Administrative Agent has received from the Borrower the quarterly financial information and certifications required to be delivered to the Administrative Agent and the Lenders in accordance with the provisions of Sections 5.1(b) and 5.2(b) pursuant to which the Borrower notifies the Administrative Agent of a change in the applicable pricing level based on the financial information contained therein (each an "Interest Determination Date"). Such Applicable Percentage shall be effective from such Interest Determination Date until the next such Interest Determination Date. If the Borrower shall fail to provide the quarterly financial information and certifications in accordance with the provisions of Sections 5.1(b) and 5.2(b), the Applicable Percentage from such Interest Determination Date shall, on the date five (5) Business Days after the date by which the Borrower was so required to provide such financial information and certifications to the Administrative Agent and the Lenders, be based on Level IV until such time as such information and certifications are provided, whereupon the Level shall be determined by the then current Consolidated Leverage Ratio.

     "Arranger" shall mean Wachovia Capital Markets, LLC.

     "Asset Disposition" shall mean the disposition of any or all of the assets (including, without limitation, the Capital Stock of a Subsidiary or any ownership interest in a joint venture) of any Credit Party or any Subsidiary whether by sale, lease, transfer or otherwise. The term "Asset Disposition" shall not include (i) Specified Sales, (ii) the sale, lease or transfer of assets permitted by Section 6.4(a)(iii) or (iv) hereof, or (iii) any Equity Issuance.

     "Bankruptcy Code" shall mean the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

     "Borrower" shall have the meaning set forth in the first paragraph of this Credit Agreement.

     "Borrowing Date" shall mean, in respect of any Loan, the date such Loan is made.

     "Business" shall have the meaning set forth in Section 3.10(b).

     "Business Day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina or New York, New York are authorized or required by law to close; provided, however, that when used in connection with a rate determination, borrowing or payment in respect of a LIBOR Rate Loan, the term "Business Day" shall also exclude any day on which banks in London, England are not open for dealings in Dollar deposits in the London interbank market.

     "Capital Lease" shall mean any lease of property, real or personal, the obligations with respect to which are required to be capitalized on a balance sheet of the lessee in accordance with GAAP.

     "Capital Stock" shall mean (i) in the case of a corporation, capital stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cash Equivalents" shall mean (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition ("Government Obligations"), (ii) U.S. dollar denominated (or foreign currency fully hedged or other non-hedged foreign currency in an aggregate amount not to exceed $5,000,000) time deposits, certificates of deposit, Eurodollar time deposits and Eurodollar certificates of deposit of (x) any domestic commercial bank of recognized standing having capital, surplus and retained earnings in excess of $250,000,000, (y) any domestic commercial bank having capital and surplus of less than $250,000,000, provided that no more than $25,000,000 of such investments shall be deemed "Cash Equivalents" at any time, or (z) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Bank"), in each case with maturities of not more than 364 days from the date of acquisition, (iii) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within six months of the date of acquisition,
(iv) repurchase agreements with a bank or trust company (including a Lender) or a recognized securities dealer having capital, surplus and retained earnings in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America and (v) obligations of any state of the United States or any political subdivision thereof for the payment of the principal and redemption price of and interest on which there shall have been irrevocably deposited Government Obligations maturing as to principal and interest at times and in amounts sufficient to provide such payment.

     "Change of Control" shall mean any Person or two or more Persons acting in concert (other than members of the West Family Group) shall have acquired "beneficial ownership," directly or indirectly, of, or shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of, or control over, Voting Stock of the Borrower (or other securities convertible into such Voting Stock) representing 50% or more of the combined voting power of all Voting Stock of the Borrower. As used herein,

"beneficial ownership" shall have the meaning provided in Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934.

     "Closing Date" shall mean the date of this Credit Agreement.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     "Commitment" shall mean the Revolving Commitment, the LOC Commitment, and the Swingline Commitment, individually or collectively, as appropriate.

     "Commitment Fee" shall have the meaning set forth in Section 2.5(a).

     "Commitment Percentage" shall mean, for each Lender, the percentage identified as its Commitment Percentage on Schedule 2.1(a), as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 9.6(c).

     "Commitment Period" shall mean the period from and including the Closing Date to but not including the Maturity Date.

     "Commitment Transfer Supplement" shall mean a Commitment Transfer Supplement, substantially in the form of Schedule 9.6(c).

     "Commonly Controlled Entity" shall mean an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.

     "Consolidated Capital Expenditures" shall mean, for any period, all capital expenditures of the Consolidated Group on a consolidated basis for such period, as determined in accordance with GAAP. The term "Consolidated Capital Expenditures" shall not include capital expenditures in respect of the reinvestment of proceeds derived from Recovery Events received by the Borrower and its Subsidiaries to the extent that such reinvestment is permitted under the Credit Documents.

     "Consolidated EBITDA" shall mean, as of any date for the four fiscal quarter period ending on such date with respect to the Consolidated Group on a consolidated basis, the sum of (a) Consolidated Net Income, plus (b) an amount which, in the determination of Consolidated Net Income, has been deducted for
(i) Consolidated Interest Expense, (ii) total federal, state, local and foreign income, value added and similar taxes, (iii) depreciation and amortization expense, all as determined in accordance with GAAP, (iv) non-cash charges relating to equity and other performance-related compensation, including stock options and (v) minority equity interests in an amount not to exceed $15,000,000 during any such period. Notwithstanding the above, Consolidated EBITDA shall be
(A) $78,189,000 for the fiscal quarter ended March 31, 2004, (B) $80,149,000 for the fiscal quarter ended June 30, 2004 and (C) $77,359,000 for the fiscal quarter ended September 30, 2004.

     "Consolidated Fixed Charge Coverage Ratio" shall mean, as of the end of each fiscal quarter of the Consolidated Group for the four fiscal quarter period ending on such date with respect to the Consolidated Group on a consolidated basis, the ratio of (i) Consolidated EBITDA for the applicable period minus Consolidated Capital Expenditures for the applicable period to (ii) the sum of Consolidated Interest Expense for the applicable period plus Scheduled Funded Debt Payments for the applicable period plus payments made in connection with earnout obligations for the applicable period to the extent permitted hereunder plus cash taxes paid during the applicable period.

     "Consolidated Group" shall mean the Borrower and its Consolidated Subsidiaries.

     "Consolidated Interest Expense" shall mean, for any period, all cash interest expense of the Consolidated Group (including, without limitation, the interest component under Capital Leases), as determined in accordance with GAAP.

     "Consolidated Leverage Ratio" shall mean, as of the end of any fiscal quarter of the Consolidated Group for the four fiscal quarter period ending on such date with respect to the Consolidated Group on a consolidated basis, the ratio of (a) Funded Debt of the Consolidated Group on a consolidated basis on the last day of such period to (b) the sum of (i) Consolidated EBITDA for such period plus (ii) any payments made by the Credit Parties during such period under Synthetic Leases (including, without limitation, pursuant to the Operative Agreements).

     "Consolidated Net Income" shall mean, as of any date for the four fiscal quarter period ending on such date with respect to the Consolidated Group on a consolidated basis, net income (excluding extraordinary items) after Consolidated Interest Expense, income taxes and depreciation and amortization, all as determined in accordance with GAAP.

     "Consolidated Subsidiary" shall mean, as to any Person, any Subsidiary of such Person which under the rules of GAAP consistently applied should have its financial results consolidated with those of such Person for purposes of financial accounting statements.

     "Contractual Obligation" shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

     "Credit Agreement" shall mean this Credit Agreement, as amended, modified or supplemented from time to time in accordance with its terms.

     "Credit Documents" shall mean this Credit Agreement, each of the Notes, any Joinder Agreement, the Letters of Credit, LOC Documents and all other agreements, documents, certificates and instruments delivered to the Administrative Agent or any Lender by any Credit Party in connection therewith (other than any agreement, document, certificate or instrument related to a Hedging Agreement).

     "Credit Party" shall mean any of the Borrower and the Guarantors.

     "Credit Party Obligations" shall mean, without duplication, (a) all of the obligations of the Credit Parties to the Lenders (including the Issuing Lender) and the Administrative Agent, whenever arising, under this Credit Agreement, the Notes or any of the other Credit Documents (including, but not limited to, any interest accruing after the occurrence of a filing of a petition of bankruptcy under the Bankruptcy Code with respect to any Credit Party, regardless of whether such interest is an allowed claim under the Bankruptcy Code) and (b) all liabilities and obligations, whenever arising, owing from any Credit Party or any of its Subsidiaries to any Hedging Agreement Provider arising under any Hedging Agreement permitted pursuant to Section 6.1.

     "Debt Issuance" shall mean the issuance of any Indebtedness for borrowed money by any Credit Party or any of its Subsidiaries (excluding, for purposes hereof, any Equity Issuance or any Indebtedness of the Borrower and its Subsidiaries permitted to be incurred pursuant to Section 6.1 hereof).

     "Default" shall mean any of the events specified in Section 7.1, whether or not any requirement for the giving of notice or the lapse of time, or both, or any other condition, has been satisfied.

     "Defaulting Lender" shall mean, at any time, any Lender that, at such time
(a) has failed to make a Loan required pursuant to the term of this Credit Agreement, including the funding of a Participation Interest in accordance with the terms hereof, (b) has failed to pay to the Administrative Agent or any Lender an amount owed by such Lender pursuant to the terms of this Credit Agreement, or (c) has been deemed insolvent or has become subject to a bankruptcy or insolvency proceeding or to a receiver, trustee or similar official.

     "Dollars" and "$" shall mean dollars in lawful currency of the United States of America.

     "Domestic Lending Office" shall mean, initially, the office of each Lender designated as such Lender's Domestic Lending Office shown on Schedule 9.2; and thereafter, such other office of such Lender as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office of such Lender at which Alternate Base Rate Loans of such Lender are to be made.

     "Domestic Subsidiary" shall mean any Subsidiary that is organized and existing under the laws of the United States or any state or commonwealth thereof or under the laws of the District of Columbia.

     "Environmental Laws" shall mean any and all applicable foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirement of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time be in effect during the term of this Credit Agreement.

     "Equity Issuance" shall mean any issuance by any Credit Party or any Subsidiary to any Person which is not a Credit Party of (a) shares of its Capital Stock, (b) any shares of its Capital Stock pursuant to the exercise of options or warrants or (c) any shares of its Capital Stock pursuant to the conversion of any debt securities to equity. The term "Equity Issuance" shall not include any equity issued in connection with any Asset Disposition, any Debt Issuance, or any Purchase Paper Facility.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "Eurodollar Reserve Percentage" shall mean for any day, the percentage (expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) which is in effect for such day as prescribed by the Federal Reserve Board (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) in respect of Eurocurrency liabilities, as defined in Regulation D of such Board as in effect from time to time, or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.

     "Event of Default" shall mean any of the events specified in Section 7.1; provided, however, that any requirement for the giving of notice or the lapse of time, or both, or any other condition, has been satisfied.

     "Excluded Subsidiaries" shall mean Attention Funding Corporation and Attention Funding Trust.

     "Existing Credit Agreement" shall have the meaning set forth in the recitals hereto.

     "Extension of Credit" shall mean, as to any Lender, the making of a Loan by such Lender or the issuance of, or participation in, a Letter of Credit by such Lender.

     "Federal Funds Effective Rate" shall have the meaning set forth in the definition of "Alternate Base Rate".

     "Fee Letter" shall mean the letter agreement dated October 1, 2004 addressed to the Borrower from the Administrative Agent and the Arranger, as amended, modified or otherwise supplemented.

     "Foreign Target" shall have the meaning set forth in the definition of Permitted Acquisition.

     "Foreign Subsidiary" shall mean any Subsidiary that is not a Domestic Subsidiary.

     "Funded Debt" shall mean, with respect to any Person, without duplication,
(i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (iii) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (iv) all obligations of such Person issued or assumed as the deferred purchase price of property or services purchased by such Person (other than (A) trade debt incurred in the ordinary course of business and due within twelve months of the incurrence thereof and (B) obligations under earnout agreements in existence as of the Closing Date) which would appear as liabilities on a balance sheet of such Person, (v) the principal portion of all obligations of such Person under Capital Leases, (vi) all Guaranty Obligations of such Person with respect to Funded Debt of another Person, (vii) the maximum available amount of all letters of credit or bankers' acceptances facilities issued or created for the account of such Person, (viii) all Funded Debt of another Person secured by a Lien on any property of such Person, whether or not such Funded Debt has been assumed, provided that for purposes hereof the amount of such Funded Debt shall be limited to the greater of (A) the amount of such Funded Debt as to which there is recourse to such Person and (B) the fair market value of the property which is subject to such Lien, (ix) the outstanding attributed principal amount under any securitization transaction, (x) the principal balance outstanding under any Synthetic Lease to which such Person is a party and (xi) all preferred Capital Stock issued by such Person and which by the terms thereof could be (at the request of the holders thereof or otherwise) subject to mandatory sinking fund payments, redemption or other acceleration prior to the date that is 6 months after the Maturity Date. The Funded Debt of any Person shall (i) include the Funded Debt of any partnership or joint venture in which such Person is a general partner or joint venturer, but only to the extent to which there is recourse to such Person for the payment of such Funded Debt and (ii) exclude non-recourse Indebtedness of such Person.

     "GAAP" shall mean generally accepted accounting principles in effect in the United States of America applied on a consistent basis, subject, however, in the case of determination of compliance with the financial covenants set out in
Section 5.9 to the provisions of Section 1.3.

     "Government Acts" shall have the meaning set forth in Section 2.19.

     "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Guaranty Obligations" shall mean, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (i) to purchase any such Indebtedness or any property constituting security therefor, (ii) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (iii) to lease or purchase Property, securities or services primarily for the purpose of assuring the holder of such Indebtedness, or (iv) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made.

     "Guarantor" shall mean any of the Subsidiaries identified as a "Guarantor" on the signature pages hereto and the Additional Credit Parties which execute a Joinder Agreement, together with their successors and permitted assigns.

     "Guaranty" shall mean the guaranty of the Guarantors set forth in Article
X.

     "Hedging Agreement Provider" shall mean any Person that enters into a Hedging Agreement with a Credit Party or any of its Subsidiaries that is permitted by Section 6.1 to the extent such Person is a (a) Lender, (b) an Affiliate of a Lender or (c) any other Person that was a Lender (or an Affiliate of a Lender) at the time it entered into the Hedging Agreement but has ceased to be a Lender (or whose Affiliate has ceased to be a Lender) under the Credit Agreement.

     "Hedging Agreements" shall mean, with respect to any Person, any agreement entered into to protect such Person against fluctuations in interest rates, or currency or raw materials values, including, without limitation, any interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more counterparties, any foreign currency exchange agreement, currency protection agreements, commodity purchase or option agreements or other interest or exchange rate or commodity price hedging agreements.

     "Incremental Facility" shall have the meaning set forth in Section 2.2.

     "Indebtedness" shall mean, with respect to any Person, without duplication,
(a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (e) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Guaranty Obligations of such Person with respect to Indebtedness of another Person, (h) the principal portion of all obligations of such Person under Capital Leases, (i) all obligations of such Person under Hedging Agreements, (j) the maximum amount of all letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (k) all preferred Capital Stock issued by such Person and which by the terms thereof could be (at the request of the holders thereof or otherwise) subject to mandatory sinking fund payments, redemption or other acceleration, (l) the principal balance outstanding under any

Synthetic Lease, and (m) the Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer.

     "Insolvency" shall mean, with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of such term as used in
Section 4245 of ERISA.

     "Insolvent" shall mean being in a condition of Insolvency.

     "Interest Determination Date" shall have the meaning assigned thereto in the definition of "Applicable Percentage".

     "Interest Payment Date" shall mean (a) as to any Alternate Base Rate Loan, the last day of each March, June, September and December, (b) as to any LIBOR Rate Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any LIBOR Rate Loan having an Interest Period longer than three months, each day which is three months after the first day of such Interest Period and the last day of such Interest Period and (d) with respect to any Alternate Base Rate Loan or LIBOR Rate Loan, the Maturity Date.

     "Interest Period" shall mean, with respect to any LIBOR Rate Loan,

          (i) initially, the period commencing on the Borrowing Date or conversion date, as the case may be, with respect to such LIBOR Rate Loan and ending one, two, three or six months thereafter, as selected by the Borrower in the Notice of Borrowing or Notice of Conversion given with respect thereto; and

          (ii) thereafter, each period commencing on the last day of the immediately preceding Interest Period applicable to such LIBOR Rate Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

               provided that the foregoing provisions are subject to the following:

               (A) if any Interest Period pertaining to a LIBOR Rate Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

               (B) any Interest Period pertaining to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month;

               (C) if the Borrower shall fail to give notice as provided above, then, so long as no Default or Event of Default has occurred and is continuing, the

          Borrower shall be deemed to have requested an extension of such LIBOR Rate Loan at the end of the Interest Period applicable thereto for another Interest Period of equal duration in accordance with Section 2.10(b);

               (D) any Interest Period in respect of any Loan that would otherwise extend beyond the applicable Maturity Date; and

               (E) no more than seven (7) LIBOR Rate Loans may be in effect at any time. For purposes hereof, LIBOR Rate Loans with different Interest Periods shall be considered as separate LIBOR Rate Loans, even if they shall begin on the same date and have the same duration, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new LIBOR Rate Loan with a single Interest Period.

     "Investment" shall mean all investments, in cash or by delivery of property made, directly or indirectly in, to or from any Person, whether by acquisition of shares of Capital Stock, property, assets, indebtedness or other obligations or securities or by loan advance, capital contribution or otherwise.

     "Issuing Lender" shall mean Wachovia.

     "Issuing Lender Fees" shall have the meaning set forth in Section 2.5(c).

     "Joinder Agreement" shall mean a Joinder Agreement substantially in the form of Schedule 5.10, executed and delivered by an Additional Credit Party in accordance with the provisions of Section 5.10.

     "Lender" shall have the meaning set forth in the first paragraph of this Credit Agreement.

     "Letters of Credit" shall mean any letter of credit issued by the Issuing Lender pursuant to the terms hereof, as such Letters of Credit may be amended, modified, extended, renewed or replaced from time to time.

     "Letter of Credit Facing Fee" shall have the meaning set forth in Section 2.5(b).

     "Letter of Credit Fee" shall have the meaning set forth in Section 2.5(b).

     "LIBOR" shall mean, for any LIBOR Rate Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "LIBOR" shall mean, for any LIBOR Rate Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately

11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%). If, for any reason, neither of such rates is available, then "LIBOR" shall mean the rate per annum at which, as determined by the Administrative Agent, Dollars in an amount comparable to the Loans then requested are being offered to leading banks at approximately 11:00 A.M. London time, two (2) Business Days prior to the commencement of the applicable Interest Period for settlement in immediately available funds by leading banks in the London interbank market for a period equal to the Interest Period selected.

     "LIBOR Lending Office" shall mean, initially, the office of each Lender designated as such Lender's LIBOR Lending Office shown on Schedule 9.2; and thereafter, such other office of such Lender as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office of such Lender at which the LIBOR Rate Loans of such Lender are to be made.

     "LIBOR Rate" shall mean a rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) determined by the Administrative Agent pursuant to the following formula:

                                      LIBOR
          LIBOR Rate = ------------------------------------
                       1.00 - Eurodollar Reserve Percentage

     "LIBOR Rate Loan" shall mean Loans the rate of interest applicable to which is based on the LIBOR Rate.

     "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Capital Lease having substantially the same economic effect as any of the foregoing).

     "Loan" shall mean a Revolving Loan and/or Swingline Loan, as appropriate.

     "LOC Commitment" shall mean the commitment of the Issuing Lender to issue Letters of Credit and with respect to each Lender, the commitment of such Lender to purchase participation interests in the Letters of Credit up to such Lender's LOC Commitment as specified in Schedule 2.1(a), as such amount may be reduced from time to time in accordance with the provisions hereof.

     "LOC Committed Amount" shall mean, collectively, the aggregate amount of all of the LOC Commitments of the Lenders to issue and participate in Letters of Credit as referenced in Section 2.3 and, individually, the amount of each Lender's LOC Commitment as specified in Schedule 2.1(a).

     "LOC Documents" shall mean, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (i) the rights and obligations of the parties concerned or (ii) any collateral security for such obligations.

     "LOC Obligations" shall mean, at any time, the sum of (i) the maximum amount which is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit plus (ii) the aggregate amount of all drawings under Letters of Credit honored by the Issuing Lender but not theretofore reimbursed.

     "Mandatory Borrowing" shall have the meaning set forth in Section 2.4(b)(ii) or Section 2.3(e), as the context may require.

     "Material Adverse Effect" shall mean a material adverse effect on (a) the business, operations, property, condition (financial or otherwise) or prospects of any of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower or any Guarantor to perform its obligations, when such obligations are required to be performed, under this Credit Agreement, any of the Notes or any other Credit Document or (c) the validity or enforceability of this Credit Agreement, any of the Notes or any of the other Credit Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

     "Material Agreements" shall mean contracts, notes, securities, instruments and other agreements to which the Borrower or any of its Subsidiaries is a party or by which it is bound which, if violated or breached, could have a Material Adverse Effect.

     "Material Domestic Subsidiary" means any Domestic Subsidiary of the Borrower that, together with its Subsidiaries, (i) owns more than $15,000,000 in assets on a pro forma basis or (ii) generates more than 5% of Consolidated EBITDA on a pro forma basis for the four fiscal quarter period most recently ended; provided, however, that if at any time there are Domestic Subsidiaries which are not classified as "Material Domestic Subsidiaries" but which collectively account for greater than $40,000,000 in assets on a pro forma basis or which collectively generate more than 20% of Consolidated EBITDA on a pro forma basis, then the Borrower shall immediately designate one or more of such Domestic Subsidiaries as Material Domestic Subsidiaries and cause any such Domestic Subsidiaries to comply with the provisions of Section 5.10 hereof in a number sufficient to comply with such requirement.

     "Material Proceedings" shall mean any litigation, investigation or other proceeding by or before any Governmental Authority (i) which involves any of the Credit Documents or any of the transactions contemplated hereby or thereby, or involves the Borrower or any of its Subsidiaries as a party or the property of Borrower or any of its Subsidiaries, and could reasonably be expected to have a Material Adverse Effect if adversely determined, (ii) in which there has been issued an injunction, writ, temporary restraining order or any other order of any nature which purports to restrain or enjoin the making of any requested Extension of Credit, the consummation of any other transaction contemplated by the Credit Documents, or the enforceability of any provision of any of the Credit Documents, (iii) which involves the actual or alleged breach or violation by the Borrower or any of its Subsidiaries of, or default by the Borrower or any of its Subsidiaries under, any Material Agreement or (iv) which involves the actual or alleged violation by the Borrower or any of its Subsidiaries of any applicable law.

     "Materials of Environmental Concern" shall mean any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

     "Maturity Date" shall mean the fifth anniversary of the Closing Date.

     "Moody's" shall mean Moody's Investors Service, Inc.

     "Multiemployer Plan" shall mean a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

     "New Lender" shall have the meaning set forth in Section 2.2(d).

     "Note" or "Notes" shall mean the Revolving Notes and/or the Swingline Note, collectively, separately or individually, as appropriate.

     "Notice of Borrowing" shall mean the written notice of borrowing as referenced and defined in Section 2.1(b)(i) or 2.4(b)(i), as appropriate.

     "Notice of Conversion" shall mean the written notice of extension or conversion as referenced and defined in Section 2.10.

     "Obligations" shall mean, collectively, Loans and LOC Obligations.

     "Operative Agreements" shall have the meaning ascribed to such term in Appendix A of the Participation Agreement.

     "Participant" shall have the meaning set forth in Section 9.6(b).

     "Participation Agreement" shall mean that certain Participation Agreement, dated as of May 9, 2003, by and among West Facilities Corporation, a Delaware corporation, as lessee, Wachovia Development Corporation, a North Carolina corporation, as lessor, the lenders party thereto and Wachovia, as the agent (as previously amended and modified, and as further amended, modified, extended, supplemented, restated and/or replaced from time to time).

     "Participation Interest" shall mean the purchase by a Lender of a participation interest in Letters of Credit as provided in Section 2.3 and in Swingline Loans as provided in Section 2.4.

     "Patriot Act" shall have the meaning set forth in Section 9.18.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

     "Permitted Acquisition" shall mean an acquisition or any series of related acquisitions by a Credit Party of the assets or all of the Capital Stock of a Person or any division, line of business or other business unit of a Person (such Person or such division, line of business or other business unit of such Person referred to herein as the "Target"), in each case that is in the same line of business (or assets used in the same line of business) as the Credit Parties and their Subsidiaries or whereby a substantial portion of the acquired business relies upon automated transactions, telephone representatives or telephony technology, so long as (a) no Default or Event of Default shall then exist or would exist after giving effect thereto; (b) the Credit Parties shall demonstrate to the reasonable satisfaction of the Administrative Agent that the Credit Parties will be in compliance on a pro forma basis with all of the terms and provisions of the financial covenants set forth in Section 5.9; (c) the Target, if a Person and if after the acquisition the Target would be a Material Domestic Subsidiary, shall have executed and delivered to the Administrative Agent a Joinder Agreement in accordance with the terms of Section 5.10; (d) such acquisition is not a "hostile" public company acquisition and has been approved by the Board of Directors and/or shareholders of the applicable Credit Party and the public company Target; and (e) with respect to any acquisition where the total consideration shall be (i) greater than $75,000,000 and less than or equal to $150,000,000 the Borrower shall have delivered to the Administrative Agent and each of the Lenders not more than thirty (30) days after the consummation of such acquisition a reasonably detailed description of the material terms of such acquisition (including, without limitation, the purchase price and method and structure of payment) and of each Target and (ii) greater than $150,000,000, the Borrower shall have delivered to the Administrative Agent and each of the Lenders not less than five (5) Business Days prior to the consummation of such acquisition (A) a reasonably detailed description of the material terms of such acquisition (including, without limitation, the purchase price and method and structure of payment) and of each Target, (B) audited financial statements of the Target, or company-prepared financial statements that have been certified by the Target, for the Target's two (2) most recent fiscal years and unaudited fiscal year-to-date statements for the most recent interim periods, which financial statements shall be consistent with any financial statements filed with the Securities and Exchange Commission in connection with such acquisition and (C) a certificate, in form and substance reasonably satisfactory to the Administrative Agent, executed by a Responsible Officer of the Borrower (1) certifying that such Permitted Acquisition complies with the requirements of this Credit Agreement and (2) demonstrating compliance with subsections (b) and
(e) of this definition; provided, however, that an acquisition of a Target that is not incorporated, formed or organized in the United States (a "Foreign Target") shall only qualify as a Permitted Acquisition if each of the other requirements set forth in this definition shall have been satisfied and the total consideration for all such Foreign Targets does not exceed $50,000,000 in the aggregate during the term of this Credit Agreement.

     "Permitted Investments" shall mean:

          (i) cash and Cash Equivalents;

          (ii) receivables owing to the Borrower or any of its Subsidiaries or any receivables and advances to suppliers or customers, in each case if created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

          (iii) Investments in and loans to any Credit Parties;

          (iv) Investments in and loans to Domestic Subsidiaries of the Borrower that are not Guarantors solely for the purpose of purchasing third party debt obligations; provided that the aggregate amount of Investments and loans made pursuant to this clause (iv), together with the aggregate amount of Indebtedness incurred pursuant to Section 6.1(d)(iii), shall not exceed $100,000,000 at any time outstanding;

          (v) Investments in and loans to Subsidiaries of the Borrower that are not Guarantors (other than Investments and loans pursuant to clause (iv) above); provided that the aggregate amount of such Investments and loans, together with the aggregate amount of Indebtedness incurred pursuant to
     Section 6.1(d)(iv), shall not exceed $50,000,000 at any time outstanding;

          (vi) loans and advances to employees (other than any officer or director) of the Borrower or its Subsidiaries in an aggregate amount not to exceed $1,000,000 at any time outstanding;

          (vii) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

          (viii) Investments, acquisitions or transactions permitted under
     Section 6.4(b);

          (ix) the Borrower may enter into Hedging Agreements to the extent permitted pursuant to Section 6.1;

          (x) loans, advances and/or Investments, in an aggregate amount not to exceed $25,000,000 at any time outstanding, by Asset Direct Mortgage, LLC or any other Credit Party in connection with a mortgage loan program consisting of the purchase, origination and/or pooling of mortgage loans;

          (xi) Permitted Acquisitions; and

          (xii) additional loans, advances and/or Investments of a nature not contemplated by the foregoing clauses hereof, provided that such loans, advances and/or Investments made pursuant to this clause (xii) shall not exceed an aggregate amount of $25,000,000 at any time outstanding.

     "Permitted Liens" shall mean:

          (i) Liens created by or otherwise existing, under or in connection with this Credit Agreement or the other Credit Documents in favor of the Lenders;

          (ii) Liens in favor of a Lender hereunder in connection with Hedging Agreements, but only (A) to the extent such Liens secure obligations under Hedging Agreements with any Lender, or any Affiliate of a Lender, (B) to the extent such Liens are on the same collateral as to which the Administrative Agent on behalf of the Lenders also has a Lien and (C) if such provider and the Lenders shall share pari passu in the collateral subject to such Liens;

          (iii) purchase money Liens securing purchase money indebtedness (and refinancings thereof) to the extent permitted under Section 6.1(c);

          (iv) Liens for taxes, assessments, charges or other governmental levies not yet due or as to which the period of grace (not to exceed 60 days), if any, related thereto has not expired or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP (or, in the case of Subsidiaries with significant operations outside of the United States of America, generally accepted accounting principles in effect from time to time in their respective jurisdictions of incorporation);

          (v) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

          (vi) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

          (vii) deposits to secure the performance of bids, trade contracts, (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (viii) Liens on the real property and fixtures of the Borrower located at or on Lots 19 and 20, Miracle Hills Park, Douglas County, Nebraska and all personal property located on or at such real property that is integral to the operation of such real property and fixtures;

          (ix) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in the foregoing clauses; provided that such extension, renewal or replacement Lien shall be limited to all or a part of the property which secured the Lien so extended, renewed or replaced (plus improvements on such property);

          (x) Liens existing on the Closing Date and set forth on Schedule 1.1(b); provided that (a) no such Lien shall at any time be extended to cover property or assets other than the property or assets subject thereto on the Closing Date and (b) the principal amount of the Indebtedness secured by such Liens shall not be extended, renewed, refunded or refinanced;

          (xi) Liens arising in connection with Capital Leases to the extent permitted under Section 6.1(c);

          (xii) easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title to real property, in each case which do not and will not interfere in any material respect with the operation of such real property or the ordinary conduct of the business of the Borrower or any of its Subsidiaries; and

          (xiii) Liens arising in connection with accounts receivable securitizations;

          (xiv) Liens on accounts receivable and associated collateral, lockbox and other collection accounts, records and/or proceeds incurred in connection with any Purchase Paper Facility or other non-recourse Indebtedness in the Credit Parties' ordinary course of business and consistent with past practices; and

          (xv) other Liens in addition to those permitted by the foregoing clauses securing Indebtedness not exceeding $1,000,000 on an individual basis and $10,000,000 in the aggregate outstanding at any one time.

     "Person" shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

     "Plan" shall mean, at any particular time, any employee benefit plan which is covered by Title IV of ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
Section 3(5) of ERISA.

     "Prime Rate" shall have the meaning set forth in the definition of Alternate Base Rate.

     "Properties" shall have the meaning set forth in Section 3.10(a).

     "Purchase Paper Facility" shall mean any financing arrangement involving the purchase by the Credit Parties of commercial or consumer debt (including, without limitation, that certain loan agreement dated as of August 15, 2001 by and between Worldwide Asset Purchasing, LLC and CFSC Capital Corp. XXXIV and that certain Financing Facility and Security Agreement, dated as of December 19, 2003, by and among Arrow Funding, LLC, Attention, LLC, Attention

Funding Corporation, Attention Funding Trust, and Arrow Financial Services,
LLC), as amended, modified supplemented or replaced from time to time.

     "Purchasing Lenders" shall have the meaning set forth in Section 9.6(c).

     "Recovery Event" shall mean the receipt by the Borrower or any of its Subsidiaries of any cash insurance proceeds or condemnation award payable by reason of theft, loss, physical destruction or damage, taking or similar event with respect to any of their respective property or assets.

     "Register" shall have the meaning set forth in Section 9.6(d).

     "Related Fund" shall mean, with respect to any Lender or other Person who invests in commercial bank loans in the ordinary course of business, any other fund or trust or entity that invests in commercial bank loans in the ordinary course of business and is advised or managed by such Lender, by an Affiliate of such Lender or other Persons or the same investment advisor as such Lender or by an Affiliate of such Lender or investment advisor.

     "Reorganization" shall mean, with respect to any Multiemployer Plan, the condition that such Plan is in reorganization within the meaning of such term as used in Section 4241 of ERISA.

     "Replaced Lender" shall have the meaning set forth in Section 2.20.

     "Replacement Lender" shall have the meaning set forth in Section 2.20.

     "Reportable Event" shall mean any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty-day notice period is waived under PBGC Reg. Section 4043.

     "Required Lenders" shall mean Lenders holding in the aggregate greater than 50% of (i) the Commitments (and Participation Interests therein) or (ii) if the Commitments have been terminated, the outstanding Loans and Participation Interests (including the Participation Interests of the Issuing Lender in any Letters of Credit and of the Swingline Lender in Swingline Loans) provided, however, that if any Lender shall be a Defaulting Lender at such time, then there shall be excluded from the determination of Required Lenders, Obligations (including Participation Interests) owing to such Defaulting Lender and such Defaulting Lender's Commitments, or after termination of the Commitments, the principal balance of the Obligations owing to such Defaulting Lender.

     "Requirement of Law" shall mean, as to any Person, the Certificate of Incorporation and By-laws or other organizational or governing documents of such Person, and each law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     "Responsible Officer" shall mean, as to (a) the Borrower, any of the President, the Chief Executive Officer or the Chief Financial Officer or (b) any other Credit Party, any duly authorized officer thereof.

     "Restricted Payment" shall mean (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of Capital Stock of the Borrower or any of its Subsidiaries, now or hereafter outstanding, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of the Borrower or any of its Subsidiaries, now or hereafter outstanding,
(c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of the Borrower or any of its Subsidiaries, now or hereafter outstanding, or (d) any payment or prepayment of principal of, premium, if any, or interest on, redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Subordinated Debt.

     "Revolving Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make Revolving Loans in an aggregate principal amount at any time outstanding up to such Lender's Revolving Committed Amount.

     "Revolving Committed Amount" shall mean the amount of each Lender's Revolving Commitment as specified on Schedule 2.1(a), as such amount may be reduced from time to time in accordance with the provisions hereof.

     "Revolving Loans" shall have the meaning set forth in Section 2.1.

     "Revolving Note" or "Revolving Notes" shall mean the promissory notes of the Borrower in favor of each of the Lenders evidencing the Revolving Loans provided pursuant to Section 2.1(e), individually or collectively, as appropriate, as such promissory notes may be amended, modified, supplemented, extended, renewed or replaced from time to time.

     "S&P" shall mean Standard & Poor's Ratings Group, a division of The McGraw Hill Companies, Inc.

     "Scheduled Funded Debt Payments" shall mean, as of any date of determination for the Borrower and its Subsidiaries, the sum of all scheduled payments of principal on Funded Debt for the applicable period ending on the date of determination (including the principal component of payments due on Capital Leases during the applicable period ending on the date of determination).

     "Single Employer Plan" shall mean any Plan which is not a Multiemployer
Plan.

     "Specified Sales" shall mean (a) the sale, transfer, lease or other disposition of inventory and materials in the ordinary course of business and
(b) the sale, transfer or other disposition of Permitted Investments described in clause (i) of the definition thereof.

     "Subordinated Debt" shall mean any Indebtedness incurred by any Credit Party which by its terms is specifically subordinated in right of payment to the prior payment of the Credit Party Obligations on terms satisfactory to the Required Lenders.

     "Subsidiary" shall mean, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Credit Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower; provided, however, that references to a "Subsidiary" or to "Subsidiaries" in this Credit Agreement shall not include Excluded Subsidiaries.

     "Super Majority Lenders" shall mean Lenders holding in the aggregate greater than 80% of (i) the Commitments (and Participation Interests therein) or
(ii) if the Commitments have been terminated, the outstanding Loans and Participation Interests (including the Participation Interests of the Issuing Lender in any Letters of Credit and of the Swingline Lender in Swingline Loans) provided, however, that if any Lender shall be a Defaulting Lender at such time, then there shall be excluded from the determination of Super Majority Lenders, Obligations (including Participation Interests) owing to such Defaulting Lender and such Defaulting Lender's Commitments, or after termination of the Commitments, the principal balance of the Obligations owing to such Defaulting Lender.

     "Synthetic Lease" shall mean any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such product is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP.

     "Swingline Commitment" shall mean the commitment of the Swingline Lender to make Swingline Loans in an aggregate principal amount at any time outstanding up to the Swingline Committed Amount, and the commitment of the Lenders to purchase participation interests in the Swingline Loans as provided in Section 2.4(b)(ii), as such amounts may be reduced from time to time in accordance with the provisions hereof.

     "Swingline Committed Amount" shall mean the amount of the Swingline Lender's Swingline Commitment as specified in Section 2.4(a).

     "Swingline Lender" shall mean Wachovia.

     "Swingline Loan" or "Swingline Loans" shall have the meaning set forth in
Section 2.4(a).

     "Swingline Note" shall mean the promissory note of the Borrower in favor of the Swingline Lender evidencing the Swingline Loans provided pursuant to Section 2.4(d), as such promissory note may be amended, modified, supplemented, extended, renewed or replaced from time to time.

     "Target" shall have the meaning set forth in the definition of "Permitted Acquisitions."

     "Taxes" shall have the meaning set forth in Section 2.18.

     "Tranche" shall mean the collective reference to LIBOR Rate Loans whose Interest Periods begin and end on the same day. A Tranche may sometimes be referred to as a "LIBOR Tranche".

     "Transfer Effective Date" shall have the meaning set forth in each Commitment Transfer Supplement.

     "2.18 Certificate" shall have the meaning set forth in Section 2.18.

     "UCC" shall mean the Uniform Commercial Code in effect in the State of New York, as the same may be amended from time to time.

     "Voting Stock" shall mean, with respect to any Person, Capital Stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

     "Wachovia" shall mean Wachovia Bank, National Association, together with its successors and/or assigns.

     "West Family Group" shall mean Gary L. West and Mary E. West and any charitable foundation or trust created by Gary L. West or Mary E. West to the extent the board of trustees of any such charitable foundation or trust is controlled by Thomas B. Barker and Roland J. Santoni (or any replacement of Thomas B. Barker or Roland J. Santoni on the board of trustees that is a Responsible Officer of the Borrower and/or a person designated by Gary L. West and Mary E. West).

     Section 1.2 Other Definitional Provisions.

     (a) Unless otherwise specified therein, all terms defined in this Credit Agreement shall have the defined meanings when used in the Notes or other Credit Documents or any certificate or other document made or delivered pursuant hereto.

     (b) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Credit Agreement shall refer to this Credit Agreement as a whole and not to any particular provision of this Credit Agreement, and Section, subsection, Schedule and Exhibit references are to this Credit Agreement unless otherwise specified.

     (c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

     (d) For purposes of this Credit Agreement and the other Credit Documents, any reference to a Lender party to a Hedging Agreement shall include (i) any Affiliate of a Lender party to a Hedging Agreement and (ii) any Person that was a Lender (or Affiliate of a Lender) under the Credit Agreement at the time it entered into the Hedging Agreement that has ceased to be a Lender under the Credit Agreement.

     Section 1.3 Accounting Terms.

     Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP applied on a basis consistent with the most recent audited consolidated financial statements of the Borrower delivered to the Lenders; provided that, if the Borrower shall notify the Administrative Agent that it wishes to amend any covenant in Section 5.9 to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend Section 5.9 for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders.

     The Borrower shall deliver to the Administrative Agent and each Lender at the same time as the delivery of any annual or quarterly financial statements given in accordance with the provisions of Section 5.1, (i) a description in reasonable detail of any material change in the application of accounting principles employed in the preparation of such financial statements from those applied in the most recently preceding quarterly or annual financial statements as to which no objection shall have been made in accordance with the provisions above and (ii) a reasonable estimate of the effect on the financial statements on account of such changes in application.

                                   ARTICLE II

                           THE LOANS; AMOUNT AND TERMS

     Section 2.1 Revolving Loans.

     (a) Revolving Commitment. During the Commitment Period, subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans ("Revolving Loans") to the Borrower from time to time in an aggregate principal amount of up to FOUR HUNDRED MILLION DOLLARS ($400,000,000) (as such aggregate maximum amount may be reduced from time to time as provided in Section 2.6, the "Aggregate Revolving Committed Amount") for the purposes hereinafter set forth; provided, however, that (i) with regard to each Lender individually, the sum of such Lender's share of outstanding Revolving Loans plus such

Lender's Commitment Percentage of outstanding Swingline Loans plus such Lender's Commitment Percentage of LOC Obligations shall not exceed such Lender's Revolving Committed Amount, and (ii) with regard to the Lenders collectively, the sum of the outstanding Revolving Loans plus outstanding Swingline Loans plus LOC Obligations shall not exceed the Aggregate Revolving Committed Amount. Revolving Loans may consist of Alternate Base Rate Loans or LIBOR Rate Loans, or a combination thereof, as the Borrower may request, and may be repaid and reborrowed in accordance with the provisions hereof; provided, however, Revolving Loans made on the Closing Date or on any of the three Business Days following the Closing Date may only consist of Alternate Base Rate Loans unless the Borrower executes a funding indemnity letter in form and substance satisfactory to the Administrative Agent. LIBOR Rate Loans shall be made by each Lender at its LIBOR Lending Office and Alternate Base Rate Loans at its Domestic Lending Office.

     (b)  Revolving Loan Borrowings.

          (i) Notice of Borrowing. The Borrower may request a Revolving Loan borrowing by written notice (or telephone notice promptly confirmed in writing which confirmation may be by fax) to the Administrative Agent not later than 12:00 noon (New York time) on the Business Day prior to the date of requested borrowing in the case of Alternate Base Rate Loans, and on the third Business Day prior to the date of the requested borrowing in the case of LIBOR Rate Loans. Each such request for borrowing shall be irrevocable and shall specify (A) that a Revolving Loan is requested, (B) the date of the requested borrowing (which shall be a Business Day), (C) the aggregate principal amount to be borrowed, (D) whether the borrowing shall be comprised of Alternate Base Rate Loans, LIBOR Rate Loans or a combination thereof, and if LIBOR Rate Loans are requested, the Interest Period(s) therefor. A form of Notice of Borrowing (a "Notice of Borrowing") is attached as Schedule 2.1(b)(i). If the Borrower shall fail to specify in any such Notice of Borrowing (I) an applicable Interest Period in the case of a LIBOR Rate Loan, then such notice shall be deemed to be a request for an Interest Period of one month, or (II) the type of Revolving Loan requested, then such notice shall be deemed to be a request for an Alternate Base Rate Loan hereunder. The Administrative Agent shall give notice to each Lender promptly upon receipt of each Notice of Borrowing, the contents thereof and each such Lender's share thereof.

          (ii) Minimum Amounts. Each Revolving Loan which is an Alternate Base Rate Loan shall be in a minimum aggregate amount of $1,000,000 and in integral multiples of $500,000 in excess thereof (or the remaining amount of the Aggregate Revolving Committed Amount, if less). Each Revolving Loan which is a LIBOR Rate Loan shall be in a minimum aggregate amount of $5,000,000 and in integral multiples of $1,000,000 in excess thereof (or the remaining amount of the Aggregate Revolving Committed Amount, if less).

          (iii) Advances. Each Lender will make its Commitment Percentage of each Revolving Loan borrowing available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in Schedule 9.2, or at such other office as the Administrative Agent may designate in writing, by 12:00 noon (New

     York time) on the date specified in the applicable Notice of Borrowing in Dollars and in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent by crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

     (c) Repayment. The principal amount of all Revolving Loans shall be due and payable in full on the Maturity Date.

     (d) Interest. Subject to the provisions of Section 2.9, Revolving Loans shall bear interest as follows:

          (i) Alternate Base Rate Loans. During such periods as Revolving Loans shall be comprised of Alternate Base Rate Loans, each such Alternate Base Rate Loan shall bear interest at a per annum rate equal to the sum of the Alternate Base Rate plus the Applicable Percentage; and

          (ii) LIBOR Rate Loans. During such periods as Revolving Loans shall be comprised of LIBOR Rate Loans, each such LIBOR Rate Loan shall bear interest at a per annum rate equal to the sum of the LIBOR Rate plus the Applicable Percentage.

     Interest on Revolving Loans shall be payable in arrears on each Interest Payment Date and on the Maturity Date.

     (e) Revolving Notes. Each Lender's Revolving Committed Amount shall be evidenced by a duly executed promissory note of the Borrower to such Lender in substantially the form of Schedule 2.1(e).

     Section 2.2 Incremental Facilities.

     Subject to the terms and conditions set forth herein, the Borrower shall have the right, at any time and from time to time after the Closing Date (but not to be exercised more than twice), to increase the Aggregate Revolving Commitment Amount by an aggregate amount (the "Incremental Facility") of up to $150,000,000 (for an Aggregate Revolving Commitment Amount of up to $550,000,000). The following terms and conditions shall apply to the Incremental
Facility: (a) the loans made under any such Incremental Facility (each an "Additional Loan") shall constitute Credit Party Obligations and will be guaranteed with the other Loans on a pari passu basis, (b) any such Incremental Facility shall be in the form of an increase to the existing Revolving Loan facility and shall have the same terms (including interest rate and maturity date) as the existing Revolving Loan facility, (c) any such Incremental Facility shall be entitled to the same voting rights as the existing Loans and shall be entitled to receive proceeds of prepayments on the same basis as comparable Loans, (d) any such Incremental Facility shall be obtained from existing Lenders or from other banks, financial institutions or investment funds (each a "New Lender"), in each case in accordance with the terms set forth below, (e) any such Incremental Facility shall be in a minimum principal amount of $25,000,000 and integral multiples of $5,000,000 in excess thereof, (f) any New Lender shall have a Commitment of at least $10,000,000, (g) the proceeds of any Additional Loan will be used in accordance with Section 3.11, (h) the Borrower shall execute such promissory notes as are necessary to reflect the Additional Loans under any such Incremental Facility, (i) the conditions to Extensions of Credit in Section 4.2 shall have been satisfied, (j) the Administrative Agent shall have received an officer's certificate of the Borrower, demonstrating that, after giving effect to any such Incremental Facility, the Borrower will be in compliance with the financial covenants set forth in Section 5.9 and (k) the Administrative Agent shall have received from the Borrower such other documents as may be reasonably requested by the Administrative Agent (including, without limitation, updated financial projections and a legal opinion), in form and substance satisfactory to the Administrative Agent. Participation in any such Incremental Facility hereunder shall be offered first to each of the existing Lenders, but each such Lender shall have no obligation to provide all or any portion of such Incremental Facility. If the amount of the Incremental Facility requested by the Borrower shall exceed the commitments which the existing Lenders are willing to provide with respect to such Incremental Facility, then the Borrower may invite other banks, financial institutions and investment funds reasonably acceptable to the Administrative Agent to join this Agreement as Lenders hereunder for the portion of such Incremental Facility not taken by existing Lenders, provided that such other banks, financial institutions and investment funds shall enter into such joinder agreements to give effect thereto as the Administrative Agent and the Borrower may reasonably request. The Administrative Agent is authorized to enter into, on behalf of the Lenders, any amendment to this Agreement or any other Credit Document as may be necessary to incorporate the terms of any new Incremental Facility therein.

     Section 2.3 Letter of Credit Subfacility.

     (a) Issuance. Subject to the terms and conditions hereof and of the LOC Documents and any other terms and conditions which the Issuing Lender may reasonably require, during the Commitment Period the Issuing Lender shall issue, and the Lenders shall participate in, Letters of Credit for the account of the Borrower from time to time upon request in a form acceptable to the Issuing Lender; provided, however, that (i) the aggregate amount of LOC Obligations shall not at any time exceed TWENTY MILLION DOLLARS ($20,000,000) (the "LOC Committed Amount"), (ii) the sum of outstanding Revolving Loans plus outstanding Swingline Loans plus LOC Obligations shall not at any time exceed the Aggregate Revolving Committed Amount (iii) all Letters of Credit shall be denominated in U.S. Dollars and (iv) Letters of Credit shall be issued for lawful corporate purposes and may be issued as standby letters of credit, including, without limitation, in connection with workers' compensation and other insurance programs, and trade letters of credit. Except as otherwise expressly agreed upon by all the Lenders, no Letter of Credit shall have an original expiry date more than twelve (12) months from the date of issuance; provided, however, so long as no Default or Event of Default has occurred and is continuing and subject to the other terms and conditions to the issuance of Letters of Credit hereunder, the expiry dates of Letters of Credit may be extended annually or periodically from time to time on the request of the Borrower or by operation of the terms of the applicable Letter of Credit to a date not more than twelve (12) months from the date of extension; provided, further, that no Letter of Credit, as originally issued or as extended, shall have an expiry date extending beyond the date that is thirty (30) days prior to the Maturity Date. Each Letter of Credit shall comply with the related LOC Documents. The issuance and expiry date of each Letter of Credit shall be a Business Day. Any Letters of Credit issued hereunder shall be in a minimum original face amount of $100,000. Wachovia shall be the Issuing Lender on all Letters of Credit issued after the Closing Date.

     (b) Notice and Reports. The request for the issuance of a Letter of Credit shall be submitted to the Issuing Lender at least five (5) Business Days prior to the requested date of issuance. The Issuing Lender will promptly upon request provide to the Administrative Agent for dissemination to the Lenders a detailed report specifying the Letters of Credit which are then issued and outstanding and any activity with respect thereto which may have occurred since the date of any prior report, and including therein, among other things, the account party, the beneficiary, the face amount, expiry date as well as any payments or expirations which may have occurred. The Issuing Lender will further provide to the Administrative Agent promptly upon request copies of the Letters of Credit. The Issuing Lender will provide to the Administrative Agent promptly upon request a summary report of the nature and extent of LOC Obligations then outstanding.

     (c) Participations. Each Lender upon issuance of a Letter of Credit shall be deemed to have purchased without recourse a risk participation from the Issuing Lender in such Letter of Credit and the obligations arising thereunder and any collateral relating thereto, in each case in an amount equal to its Commitment Percentage of the obligations under such Letter of Credit and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to the Issuing Lender therefor and discharge when due, its Commitment Percentage of the obligations arising under such Letter of Credit. Without limiting the scope and nature of each Lender's participation in any Letter of Credit, to the extent that the Issuing Lender has not been reimbursed as required hereunder or under any LOC Document, each such Lender shall pay to the Issuing Lender its Commitment Percentage of such unreimbursed drawing in same day funds on the day of notification by the Issuing Lender of an unreimbursed drawing pursuant to the provisions of subsection (d) hereof. The obligation of each Lender to so reimburse the Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower to reimburse the Issuing Lender under any Letter of Credit, together with interest as hereinafter provided.

     (d) Reimbursement. In the event of any drawing under any Letter of Credit, the Issuing Lender will promptly notify the Borrower and the Administrative Agent. The Borrower shall reimburse the Issuing Lender on the day of drawing under any Letter of Credit (with the proceeds of a Revolving Loan obtained hereunder or otherwise) in same day funds as provided herein or in the LOC Documents. If the Borrower shall fail to reimburse the Issuing Lender as provided herein, the unreimbursed amount of such drawing shall bear interest at a per annum rate equal to the Alternate Base Rate plus two percent (2%) for so long as such amount shall be unreimbursed. Unless the Borrower shall immediately notify the Issuing Lender and the Administrative Agent of its intent to otherwise reimburse the Issuing Lender, the Borrower shall be deemed to have requested a Revolving Loan in the amount of the drawing as provided in subsection (e) hereof, the proceeds of which will be used to satisfy the reimbursement obligations. The Borrower's reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of any rights of set-off, counterclaim or defense to payment the Borrower may claim or have against the Issuing Lender, the Administrative Agent, the Lenders, the beneficiary of the Letter of Credit drawn upon or any other Person, including without limitation any defense based on any failure of the Borrower to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit. The Issuing Lender will promptly notify the other Lenders of the amount of any unreimbursed drawing and each Lender shall promptly pay to the Administrative Agent for the account of the Issuing Lender in Dollars and in immediately available funds, the amount of such Lender's Commitment Percentage of such unreimbursed drawing. Such payment shall be made on the day such notice is received by such Lender from the Issuing Lender if such notice is received at or before 2:00 P.M. (New York time), otherwise such payment shall be made at or before 12:00 Noon (New York time) on the Business Day next succeeding the day such notice is received. If such Lender does not pay such amount to the Issuing Lender in full upon such request, such Lender shall, on demand, pay to the Administrative Agent for the account of the Issuing Lender interest on the unpaid amount during the period from the date of such drawing until such Lender pays such amount to the Issuing Lender in full at a rate per annum equal to, if paid within two (2) Business Days of the date of drawing, the Federal Funds Effective Rate and thereafter at a rate equal to the Alternate Base Rate. Each Lender's obligation to make such payment to the Issuing Lender, and the right of the Issuing Lender to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Credit Agreement or the Commitments hereunder, the existence of a Default or Event of Default or the acceleration of the Credit Party Obligations hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever.

     (e) Repayment with Revolving Loans. On any day on which the Borrower shall have requested, or been deemed to have requested, a Revolving Loan to reimburse a drawing under a Letter of Credit, the Administrative Agent shall give notice to the Lenders that a Revolving Loan has been requested or deemed requested in connection with a drawing under a Letter of Credit, in which case a Revolving Loan borrowing comprised entirely of Alternate Base Rate Loans (each such borrowing, a "Mandatory Borrowing") shall be immediately made (without giving effect to any termination of the Commitments pursuant to Section 7.2) pro rata based on each Lender's respective Commitment Percentage (determined before giving effect to any termination of the Commitments pursuant to Section 7.2) and in the case of both clauses (i) and (ii) the proceeds thereof shall be paid directly to the Issuing Lender for application to the respective LOC Obligations. Each Lender hereby irrevocably agrees to make such Revolving Loans immediately upon any such request or deemed request on account of each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the same such date notwithstanding (i) the amount of Mandatory Borrowing may not comply with the minimum amount for borrowings of Revolving Loans otherwise required hereunder, (ii) whether any conditions specified in Section
4.2 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) failure for any such request or deemed request for Revolving Loan to be made by the time otherwise required in Section 2.1(b), (v) the date of such Mandatory Borrowing, or (vi) any reduction in the Aggregate Revolving Committed Amount after any such Letter of Credit may have been drawn upon; provided, however, that in the event any such Mandatory Borrowing should be less than the minimum amount for borrowings of Revolving

Loans otherwise provided in Section 2.1(b)(ii), the Borrower shall pay to the Administrative Agent for its own account an administrative fee of $500. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code), then each such Lender hereby agrees that it shall forthwith fund (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) its Participation Interests in the outstanding LOC Obligations; provided, further, that in the event any Lender shall fail to fund its Participation Interest on the day the Mandatory Borrowing would otherwise have occurred, then the amount of such Lender's unfunded Participation Interest therein shall bear interest payable by such Lender to the Issuing Lender upon demand, at the rate equal to, if paid within two (2) Business Days of such date, the Federal Funds Effective Rate, and thereafter at a rate equal to the Alternate Base Rate.

     (f) Modification, Extension. The issuance of any supplement, modification, amendment, renewal, or extension to any Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.

     (g) Uniform Customs and Practices. The Issuing Lender shall have the Letters of Credit be subject to The Uniform Customs and Practice for Documentary Credits, as published as of the date of issue by the International Chamber of Commerce (the "UCP"), in which case the UCP may be incorporated therein and deemed in all respects to be a part thereof.

     Section 2.4 Swingline Loan Subfacility.

     (a) Swingline Commitment. During the Commitment Period, subject to the terms and conditions hereof, the Swingline Lender, in its individual capacity, agrees to make certain revolving credit loans to the Borrower (each a "Swingline Loan" and, collectively, the "Swingline Loans") for the purposes hereinafter set forth; provided, however, (i) the aggregate amount of Swingline Loans outstanding at any time shall not exceed TEN MILLION DOLLARS ($10,000,000) (the "Swingline Committed Amount"), and (ii) the sum of the outstanding Revolving Loans plus outstanding Swingline Loans plus LOC Obligations shall not exceed the Aggregate Revolving Committed Amount. Swingline Loans hereunder may be repaid and reborrowed in accordance with the provisions hereof.

     (b)  Swingline Loan Borrowings.

          (i) Notice of Borrowing and Disbursement. The Swingline Lender will make Swingline Loans available to the Borrower on any Business Day upon request made by the Borrower not later than 12:00 noon (New York time) on such Business Day. A notice of request for Swingline Loan borrowing shall be made in the form of Schedule 2.1(b)(i) with appropriate modifications. Swingline Loan borrowings hereunder shall be made in minimum amounts of $100,000 and in integral amounts of $100,000 in excess thereof.

          (ii) Repayment of Swingline Loans. Each Swingline Loan borrowing shall be due and payable on the Maturity Date. The Swingline Lender may, at any time, in its sole discretion, by written notice to the Borrower and the Administrative Agent, demand repayment of its Swingline Loans by way of a Revolving Loan borrowing, in which case the Borrower shall be deemed to have requested a Revolving Loan borrowing comprised entirely of Alternate Base Rate Loans in the amount of such Swingline Loans; provided, however, that, in the following circumstances, any such demand shall also be deemed to have been given one Business Day prior to each of (i) the Maturity Date, (ii) the occurrence of any Event of Default described in Section 7.1(e), (iii) upon acceleration of the Credit Party Obligations hereunder, whether on account of an Event of Default described in Section 7.1(e) or any other Event of Default, and (iv) the exercise of remedies in accordance with the provisions of Section 7.2 hereof (each such Revolving Loan borrowing made on account of any such deemed request therefor as provided herein being hereinafter referred to as "Mandatory Borrowing"). Each Lender hereby irrevocably agrees to make such Revolving Loans promptly upon any such request or deemed request on account of each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the same such date notwithstanding (I) the amount of Mandatory Borrowing may not comply with the minimum amount for borrowings of Revolving Loans otherwise required hereunder, (II) whether any conditions specified in
     Section 4.2 are then satisfied, (III) whether a Default or an Event of Default then exists, (IV) failure of any such request or deemed request for Revolving Loans to be made by the time otherwise required in Section 2.1(b)(i), (V) the date of such Mandatory Borrowing, or (VI) any reduction in the Revolving Committed Amount or termination of the Revolving Commitments immediately prior to such Mandatory Borrowing or contemporaneously therewith. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code), then each Lender hereby agrees that it shall forthwith purchase (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Lender such participations in the outstanding Swingline Loans as shall be necessary to cause each such Lender to share in such Swingline Loans ratably based upon its respective Commitment Percentage (determined before giving effect to any termination of the Commitments pursuant to
     Section 7.2). provided that (A) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective participation is purchased, and (B) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Lender shall be required to pay to the Swingline Lender interest on the principal amount of such participation purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the rate equal to, if paid within two (2) Business Days of the date of the Mandatory Borrowing, the Federal Funds Effective Rate, and thereafter at a rate equal to the Alternate Base Rate.

     (c) Interest on Swingline Loans. Subject to the provisions of Section 2.9, Swingline Loans shall bear interest at a per annum rate equal to the Alternate Base Rate plus the applicable Percentage for Revolving Loans that are Alternate Base Rate Loans. Interest on Swingline Loans shall be payable in arrears on each Interest Payment Date.

     (d) Swingline Note. The Swingline Loans shall be evidenced by a duly executed promissory note of the Borrower to the Swingline Lender in the original amount of the Swingline Committed Amount and substantially in the form of
Schedule 2.4(d).

     Section 2.5 Fees.

     (a) Commitment Fee. In consideration of the Revolving Commitment, the Borrower agrees to pay to the Administrative Agent for the ratable benefit of the Lenders holding Revolving Commitments a commitment fee (the "Commitment Fee") in an amount equal to the Applicable Percentage per annum on the average daily unused amount of the Aggregate Revolving Committed Amount. For purposes of computation of the Commitment Fee, LOC Obligations shall be considered usage of the Aggregate Revolving Committed Amount but Swingline Loans shall not be considered usage of the Aggregate Revolving Committed Amount. The Commitment Fee shall be payable quarterly in arrears on the 15th day following the last day of each calendar quarter for the prior calendar quarter.

     (b) Letter of Credit Fees. In consideration of the LOC Commitments, the Borrower agrees to pay to the Issuing Lender a fee (the "Letter of Credit Fee") equal to the Applicable Percentage per annum on the average daily maximum amount available to be drawn under each Letter of Credit from the date of issuance to the date of expiration. In addition to such Letter of Credit Fee, the Issuing Lender may charge, and retain for its own account without sharing by the other Lenders, an additional facing fee (the "Letter of Credit Facing Fee") of one-tenth of one percent (.10%) per annum on the average daily maximum amount available to be drawn under each such Letter of Credit issued by it. The Issuing Lender shall promptly pay over to the Administrative Agent for the ratable benefit of the Lenders (including the Issuing Lender) the Letter of Credit Fee. The Letter of Credit Fee shall be payable quarterly in arrears on the 15th day following the last day of each calendar quarter for the prior calendar quarter.

     (c) Issuing Lender Fees. In addition to the Letter of Credit Fees payable pursuant to subsection (b) hereof, the Borrower shall pay to the Issuing Lender for its own account without sharing by the other Lenders the reasonable and customary charges from time to time of the Issuing Lender with respect to the amendment, transfer, administration, cancellation and conversion of, and drawings under, such Letters of Credit (collectively, the "Issuing Lender Fees").

     (d) Administrative Fee. The Borrower agrees to pay to the Administrative Agent the annual administrative fee as described in the Fee Letter.

     Section 2.6 Commitment Reductions.

     (a) Voluntary Reductions. The Borrower shall have the right to terminate or permanently reduce the unused portion of the Aggregate Revolving Committed Amount at any time or from time to time upon not less than five Business Days' prior notice to the Administrative Agent (which shall notify the Lenders thereof as soon as practicable) of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction which shall be in a minimum amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof and shall be irrevocable and effective upon receipt by the Administrative Agent; provided that after giving effect to any voluntary reduction, the sum of the outstanding Revolving Loans plus outstanding Swingline Loans plus LOC Obligations shall not exceed the Aggregate Revolving Committed Amount, as reduced.

     (b) Maturity Date. The Revolving Commitment, the Swingline Commitment and the LOC Commitment shall automatically terminate on the Maturity Date.

     Section 2.7 Repayments and Prepayments.

     (a) Optional Repayments and Prepayments. The Borrower shall have the right to repay or prepay the Loans in whole or in part from time to time; provided, however, that each partial repayment of a Revolving Loan shall be in a minimum principal amount of $1,000,000 and integral multiples of $500,000 in excess thereof, and each partial repayment of a Swingline Loan shall be in a minimum principal amount of $100,000 and integral multiples of $100,000 in excess thereof. The Borrower shall give three Business Days' irrevocable notice in the case of LIBOR Rate Loans and same-day irrevocable notice on any Business Day in the case of Alternate Base Rate Loans, to the Administrative Agent (which shall notify the Lenders thereof as soon as practicable). All prepayments under this
Section 2.7(a) shall be subject to Section 2.17, but otherwise without premium or penalty. Interest on the principal amount prepaid shall be payable on the next occurring Interest Payment Date that would have occurred had such loan not been prepaid or, at the request of the Administrative Agent, interest on the principal amount prepaid shall be payable on any date that a prepayment is made hereunder through the date of prepayment. Amounts repaid on the Revolving Loans and the Swingline Loans may be reborrowed in accordance with the terms hereof.

     (b) Mandatory Repayments and Prepayments. If at any time after the Closing Date, the sum of the outstanding Revolving Loans plus outstanding Swingline Loans plus LOC Obligations shall exceed the Aggregate Revolving Committed Amount, the Borrower immediately shall repay the Loans in an amount sufficient to eliminate such excess. All amounts required to be paid pursuant to this
Section 2.7(b) shall be applied first to the Revolving Loans and then (after all Revolving Loans have been repaid) to a cash collateral account in respect of LOC Obligations. Repayments and prepayments shall be applied first to Alternate Base Rate Loans and then to LIBOR Rate Loans in direct order of Interest Period maturities. All repayments and prepayments under this Section 2.7(b) shall be subject to Section 2.17 and be accompanied by interest on the principal amount repaid or prepaid through the date of repayment or prepayment.

     (c) Hedging Obligations Unaffected. Any repayment or prepayment made pursuant to this Section 2.7 shall not affect the Borrower's obligation to continue to make payments under any Hedging Agreement, which shall remain in full force and effect notwithstanding such repayment or prepayment, subject to the terms of such Hedging Agreement.

     Section 2.8 Minimum Principal Amount of Tranches.

     All borrowings, payments and prepayments in respect of Revolving Loans shall be in such amounts and be made pursuant to such elections so that after giving effect thereto the aggregate principal amount of the Revolving Loans shall be (a) with respect to the aggregate amount of Alternate Base Rate Loans, $1,000,000 or a whole multiple of $500,000 in excess thereof and (b) with respect to any Tranche of LIBOR Rate Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof.

     Section 2.9 Default Rate and Payment Dates.

     Upon the occurrence, and during the continuance, of an Event of Default, at the discretion of the Required Lenders, the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing hereunder or under the other Credit Documents shall bear interest, payable on demand, at a per annum rate 2% greater than the rate which would otherwise be applicable (or if no rate is applicable, whether in respect of interest, fees or other amounts, then the Alternate Base Rate plus 2%).

     Section 2.10 Conversion Options.

     (a) The Borrower may, in the case of Revolving Loans, elect from time to time to convert Alternate Base Rate Loans to LIBOR Rate Loans, by giving the Administrative Agent at least three Business Days' prior irrevocable written notice of such election. A form of Notice of Conversion/Extension is attached as
Schedule 2.10. If the date upon which an Alternate Base Rate Loan is to be converted to a LIBOR Rate Loan is not a Business Day, then such conversion shall be made on the next succeeding Business Day and during the period from such last day of an Interest Period to such succeeding Business Day such Loan shall bear interest as if it were an Alternate Base Rate Loan. All or any part of outstanding Alternate Base Rate Loans may be converted as provided herein, provided that (i) no Loan may be converted into a LIBOR Rate Loan when any Default or Event of Default has occurred and is continuing and (ii) partial conversions shall be in an aggregate principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof.

     (b) Any LIBOR Rate Loans may be continued as such upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the notice provisions contained in Section 2.10(a); provided, that no LIBOR Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, in which case such Loan shall be automatically converted to an Alternate Base Rate Loan at the end of the applicable Interest Period with respect thereto. In the event the Administrative Agent does not receive a request from the Borrower for an extension or conversion of any LIBOR Rate Loan in accordance with this Section, then, so long as no Default or Event of Default has occurred and is continuing, such LIBOR Rate Loan shall be continued as a LIBOR Rate Loan at the end of the Interest Period applicable thereto for an Interest Period of equal duration until the Borrower selects an alternate Interest Period or converts such Loans to Alternate Base Rate Loans. Each request for an extension or conversion of a Loan, and each deemed request for an extension or conversion of a LIBOR Rate Loan by virtue of the Administrative Agent not receiving a timely notice to continue such Loan, shall be irrevocable and shall constitute a representation and warranty by the Borrower of the matters specified in subsections (a) through (g) of Section 4.2.

     Section 2.11 Computation of Interest and Fees.

     (a) Interest payable hereunder with respect to Alternate Base Rate Loans shall be calculated on the basis of a year of 365 days (or 366 days, as applicable) for the actual days elapsed. All other fees, interest and all other amounts payable hereunder shall be calculated on the basis of a 360 day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a LIBOR Rate on the Business Day of the determination thereof. Any change in the interest rate on a Loan resulting from a change in the Alternate Base Rate shall become effective as of the opening of business on the day on which such change in the Alternate Base Rate shall become effective. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change.

     (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Credit Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the computations used by the Administrative Agent in determining any interest rate.

     (c) It is the intent of the Lenders and the Credit Parties to conform to and contract in strict compliance with applicable usury law from time to time in effect. All agreements between the Lenders and the Credit Parties are hereby limited by the provisions of this paragraph which shall override and control all such agreements, whether now existing or hereafter arising and whether written or oral. In no way, nor in any event or contingency (including but not limited to prepayment or acceleration of the maturity of any Obligation), shall the interest taken, reserved, contracted for, charged, or received under this Credit Agreement, under the Notes or otherwise, exceed the maximum nonusurious amount permissible under applicable law. If, from any possible construction of any of the Credit Documents or any other document, interest would otherwise be payable in excess of the maximum nonusurious amount, any such construction shall be subject to the provisions of this paragraph and such interest shall be automatically reduced to the maximum nonusurious amount permitted under applicable law, without the necessity of execution of any amendment or new document. If any Lender shall ever receive anything of value which is characterized as interest on the Loans under applicable law and which would, apart from this provision, be in excess of the maximum nonusurious amount, an amount equal to the amount which would have been excessive interest shall, without penalty, be applied to the reduction of the principal amount owing on the Loans and not to the payment of interest, or refunded to the Borrower or the other payor thereof if and to the extent such amount which would have been excessive exceeds such unpaid principal amount of the Loans. The right to demand payment of the Loans or any other Indebtedness evidenced by any of the Credit Documents does not include the right to receive any interest which has not otherwise accrued on the date of such demand, and the Lenders do not intend to charge or receive any unearned interest in the event of such demand. All interest paid or agreed to be paid to the Lenders with respect to the Loans shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term (including any renewal or extension) of the Loans so that the amount of interest on account of such indebtedness does not exceed the maximum nonusurious amount permitted by applicable law.

     Section 2.12 Pro Rata Treatment and Payments.

     (a) Each borrowing of Revolving Loans and any reduction of the Revolving Commitments shall be made pro rata according to the respective Commitment Percentages of the Lenders. Each payment under this Credit Agreement or any Note shall be applied, first, to any fees then due and owing by the Borrower pursuant to Section 2.5, second, to interest then due and owing in respect of the Notes of the Borrower and, third, to principal then due and owing hereunder and under the Notes of the Borrower. Each payment on account of any fees pursuant to
Section 2.5 shall be made pro rata in accordance with the respective amounts due and owing (except as to the Letter of Credit Facing Fee and the Issuing Lender
Fees). Each payment (other than prepayments) by the Borrower on account of principal of and interest on the Revolving Loans shall be made pro rata according to the respective amounts due and owing in accordance with Section 2.7 hereof. Prepayments made pursuant to Section 2.15 shall be applied in accordance with such section. Each mandatory prepayment on account of principal of the Loans shall be applied in accordance with Section 2.7(b). All payments (including prepayments) to be made by the Borrower on account of principal, interest and fees shall be made without defense, set-off or counterclaim (except as provided in Section 2.18(b)) and shall be made to the Administrative Agent for the account of the Lenders at the Administrative Agent's office specified on
Schedule 9.2 in Dollars and in immediately available funds not later than 12:00 noon (New York time) on the date when due. The Administrative Agent shall distribute such payments to the Lenders entitled thereto promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the LIBOR Rate Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a LIBOR Rate Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.

     (b) Allocation of Payments After Event of Default. Notwithstanding any other provisions of this Credit Agreement to the contrary, after the exercise of remedies by the Administrative Agent or the Lenders pursuant to Section 7.2 (or after the Commitments shall automatically terminate and the Loans (with accrued interest thereon) and all other amounts under the Credit Documents (including without limitation the maximum amount of all contingent liabilities under Letters of Credit) shall automatically become due and payable in accordance with the terms of such Section), all amounts collected or received by the Administrative Agent or any Lender on account of the Credit Party Obligations or any other amounts outstanding under any of the Credit Documents shall be paid over or delivered as follows:

     FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation reasonable attorneys' fees) of the Administrative Agent in connection with enforcing the rights of the Lenders under the Credit Documents;

     SECOND, to payment of any fees owed to the Administrative Agent;

     THIRD, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation, reasonable attorneys' fees) of each of the Lenders in connection with enforcing its rights under the Credit Documents or otherwise with respect to the Credit Party Obligations owing to such Lender;

     FOURTH, to the payment of all of the Credit Party Obligations consisting of accrued fees and interest, and including with respect to any Hedging Agreement between any Credit Party and any Lender, or any Affiliate of a Lender, to the extent such Hedging Agreement is permitted by Section 6.1, any fees, premiums and scheduled periodic payments due under such Hedging Agreement and any interest accrued thereon;

     FIFTH, to the payment of the outstanding principal amount of the Credit Party Obligations and the payment or cash collateralization of the outstanding LOC Obligations, and including with respect to any Hedging Agreement between any Credit Party and any Lender, or any Affiliate of a Lender, to the extent such Hedging Agreement is permitted by Section 6.1, any breakage, termination or other payments due under such Hedging Agreement and any interest accrued thereon;

     SIXTH, to all other Credit Party Obligations and other obligations which shall have become due and payable under the Credit Documents or otherwise and not repaid pursuant to clauses "FIRST" through "FIFTH" above; and

     SEVENTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (ii) each of the Lenders shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding Loans and LOC Obligations held by such Lender bears to the aggregate then outstanding Loans and LOC Obligations) of amounts available to be applied pursuant to clauses "THIRD", "FOURTH", "FIFTH" and "SIXTH" above; and (iii) to the extent that any amounts available for distribution pursuant to clause "FIFTH" above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by the Administrative Agent in a cash collateral account and applied (A) first, to reimburse the Issuing Lender from time to time for any drawings under such Letters of Credit and (B) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clauses "FIFTH" and "SIXTH" above in the manner provided in this
Section 2.12(b).

     Section 2.13 Non-Receipt of Funds by the Administrative Agent.

     (a) Unless the Administrative Agent shall have been notified in writing by a Lender prior to the date a Loan is to be made by such Lender (which notice shall be effective upon receipt) that such Lender does not intend to make the proceeds of such Loan available to the Administrative Agent, the Administrative Agent may assume that such Lender has made such proceeds available to the Administrative Agent on such date, and the Administrative Agent may in reliance upon such assumption (but shall not be required to) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent, the Administrative Agent shall be able to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent will promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from the Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent at a per annum rate equal to (i) from the Borrower at the applicable rate for the applicable borrowing pursuant to the Notice of Borrowing and (ii) from a Lender at the Federal Funds Effective Rate.

     (b) Unless the Administrative Agent shall have been notified in writing by the Borrower, prior to the date on which any payment is due from it hereunder (which notice shall be effective upon receipt) that the Borrower does not intend to make such payment, the Administrative Agent may assume that the Borrower has made such payment when due, and the Administrative Agent may in reliance upon such assumption (but shall not be required to) make available to each Lender on such payment date an amount equal to the portion of such assumed payment to which such Lender is entitled hereunder, and if the Borrower has not in fact made such payment to the Administrative Agent, such Lender shall, on demand, repay to the Administrative Agent the amount made available to such Lender. If such amount is repaid to the Administrative Agent on a date after the date such amount was made available to such Lender, such Lender shall pay to the Administrative Agent on demand interest on such amount in respect of each day from the date such amount was made available by the Administrative Agent to such Lender to the date such amount is recovered by the Administrative Agent at a per annum rate equal to the Federal Funds Effective Rate.

     (c) A certificate of the Administrative Agent submitted to the Borrower or any Lender with respect to any amount owing under this Section 2.13 shall be conclusive in the absence of manifest error.

     Section 2.14 Inability to Determine Interest Rate.

     Notwithstanding any other provision of this Credit Agreement, if (i) the Administrative Agent shall reasonably determine (which determination shall be conclusive and binding absent manifest error) that, by reason of circumstances affecting the relevant market, reasonable and adequate means do not exist for ascertaining LIBOR for such Interest Period, or (ii) the Required

Lenders shall reasonably determine (which determination shall be conclusive and binding absent manifest error) that the LIBOR Rate does not adequately and fairly reflect the cost to such Lenders of funding LIBOR Rate Loans that the Borrower has requested be outstanding as a LIBOR Tranche during such Interest Period, the Administrative Agent shall forthwith give telephone notice of such determination, confirmed in writing, to the Borrower, and the Lenders at least two Business Days prior to the first day of such Interest Period. Unless the Borrower shall have notified the Administrative Agent upon receipt of such telephone notice that they wish to rescind or modify their request regarding such LIBOR Rate Loans, any Loans that were requested to be made as LIBOR Rate Loans shall be made as Alternate Base Rate Loans and any Loans that were requested to be converted into or continued as LIBOR Rate Loans shall remain as or be converted into Alternate Base Rate Loans. Until any such notice has been withdrawn by the Administrative Agent, no further Loans shall be made as, continued as, or converted into, LIBOR Rate Loans for the Interest Periods so affected.

     Section 2.15 Illegality.

     Notwithstanding any other provision of this Credit Agreement, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof by the relevant Governmental Authority to any Lender shall make it unlawful for such Lender or its LIBOR Lending Office to make or maintain LIBOR Rate Loans as contemplated by this Credit Agreement or to obtain in the interbank eurodollar market through its LIBOR Lending Office the funds with which to make such Loans, (a) such Lender shall promptly notify the Administrative Agent and the Borrower thereof, (b) the commitment of such Lender hereunder to make LIBOR Rate Loans or continue LIBOR Rate Loans as such shall forthwith be suspended until the Administrative Agent shall give notice that the condition or situation which gave rise to the suspension shall no longer exist, and (c) such Lender's Loans then outstanding as LIBOR Rate Loans, if any, shall be converted on the last day of the Interest Period for such Loans or within such earlier period as required by law as Alternate Base Rate Loans. The Borrower hereby agrees to promptly pay any Lender, upon its demand, any additional amounts necessary to compensate such Lender for actual and direct costs (but not including anticipated profits) reasonably incurred by such Lender in making any repayment in accordance with this Section including, but not limited to, any interest or fees payable by such Lender to lenders of funds obtained by it in order to make or maintain its LIBOR Rate Loans hereunder. A certificate as to any additional amounts payable pursuant to this Section submitted by such Lender, through the Administrative Agent, to the Borrower shall be conclusive in the absence of manifest error. Each Lender agrees to use reasonable efforts (including reasonable efforts to change its LIBOR Lending Office) to avoid or to minimize any amounts which may otherwise be payable pursuant to this Section; provided, however, that such efforts shall not cause the imposition on such Lender of any additional costs or legal or regulatory burdens deemed by such Lender in its sole discretion to be material.

     Section 2.16 Requirements of Law.

     (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive

(whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

          (i) shall subject such Lender to any tax of any kind whatsoever with respect to any Letter of Credit or any application relating thereto, any LIBOR Rate Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for changes in the rate of tax on the overall net income of such Lender);

          (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the LIBOR Rate hereunder; or

          (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining LIBOR Rate Loans or the Letters of Credit or to reduce any amount receivable hereunder or under any Note, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such additional cost or reduced amount receivable which such Lender reasonably deems to be material as determined by such Lender with respect to its LIBOR Rate Loans or Letters of Credit. A certificate as to any additional amounts payable pursuant to this Section submitted by such Lender, through the Administrative Agent, to the Borrower shall be conclusive in the absence of manifest error. Each Lender agrees to use reasonable efforts (including reasonable efforts to change its Domestic Lending Office or LIBOR Lending Office, as the case may be) to avoid or to minimize any amounts which might otherwise be payable pursuant to this paragraph of this Section; provided, however, that such efforts shall not cause the imposition on such Lender of any additional costs or legal or regulatory burdens deemed by such Lender to be material.

     (b) If any Lender shall have reasonably determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or Governmental Authority made subsequent to the date hereof does or shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount reasonably deemed by such Lender to be material, then from time to time, within fifteen
(15) days after demand by such Lender, the Borrower shall pay to such Lender such additional amount as shall be certified by such Lender as being required to compensate it for such reduction; provided that such Lender shall not be permitted to request such compensation from the Borrower if more than 120 days have elapsed after the adoption of or change in the Requirement of Law giving rise to the reduction in the rate of return on such Lender's capital. Such a certificate as to any additional amounts payable under this Section submitted by a Lender

(which certificate shall include a description of the basis for the computation), through the Administrative Agent, to the Borrower shall be conclusive absent manifest error.

     (c) The agreements in this Section 2.16 shall survive the termination of this Credit Agreement and payment of the Credit Party Obligations.

     Section 2.17 Indemnity.

     The Borrower hereby agrees to indemnify each Lender and to hold such Lender harmless from any funding loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in payment of the principal amount of or interest on any Loan by such Lender in accordance with the terms hereof, (b) default by the Borrower in accepting a borrowing after the Borrower has given a notice in accordance with the terms hereof, (c) default by the Borrower in making any prepayment after the Borrower has given a notice in accordance with the terms hereof, and/or (d) the making by the Borrower of a prepayment of a Loan, or the conversion thereof, on a day which is not the last day of the Interest Period with respect thereto, in each case including, but not limited to, any such loss or expense arising from interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain its Loans hereunder. A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender, through the Administrative Agent, to the Borrower shall be conclusive in the absence of manifest error. The agreements in this Section shall survive termination of this Credit Agreement and payment of the Credit Party Obligations.

     Section 2.18 Taxes.

     (a) All payments made by the Borrower hereunder or under any Note will be, except as provided in Section 2.18(b), made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any Governmental Authority or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding any tax imposed on or measured by the net income or profits of a Lender pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Lender is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Credit Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. The Borrower will furnish to the Administrative Agent as soon as practicable after the date the payment of any Taxes is due pursuant to applicable law certified copies (to the extent reasonably available and required by law) of tax receipts evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by such Lender.

     (b) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) agrees to deliver to the Borrower and the Administrative Agent on or prior to the Closing Date, or in the case of a Lender that is an assignee or transferee of an interest under this Credit Agreement pursuant to Section 9.6(d) (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender, (i) if the Lender is a "bank" within the meaning of Section 881(c)(3)(A) of the Code, two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN or W-8ECI (or successor forms) certifying such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Credit Agreement and under any Note, or (ii) if the Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, either Internal Revenue Service Form W-8BEN or W-8ECI as set forth in clause (i) above, or (x) a certificate substantially in the form of Schedule 2.18 (any such certificate, a "2.18 Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying such Lender's entitlement to an exemption from United States withholding tax with respect to payments of interest to be made under this Credit Agreement and under any Note. In addition, each Lender agrees that it will deliver upon the Borrower's request updated versions of the foregoing, as applicable, whenever the previous certification has become obsolete or inaccurate in any material respect, together with such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Credit Agreement and any Note. Notwithstanding anything to the contrary contained in Section 2.18(a), but subject to the immediately succeeding sentence, (A) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold Taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Lender has not provided to the Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (B) the Borrower shall not be obligated pursuant to Section 2.18(a) hereof to gross-up payments to be made to a Lender in respect of Taxes imposed by the United States if (I) such Lender has not provided to the Borrower the Internal Revenue Service Forms required to be provided to the Borrower pursuant to this Section 2.18(b) or (II) in the case of a payment, other than interest, to a Lender described in clause (ii) above, to the extent that such Forms do not establish a complete exemption from withholding of such Taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 2.18, the Borrower agrees to pay additional amounts and to indemnify each Lender in the manner set forth in Section 2.18(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Closing Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of Taxes.

     (c) Each Lender agrees to use reasonable efforts (including reasonable efforts to change its Domestic Lending Office or LIBOR Lending Office, as the case may be) to avoid or to minimize any amounts which might otherwise be payable pursuant to this Section; provided, however, that such efforts shall not cause the imposition on such Lender of any additional costs or legal or regulatory burdens deemed by such Lender in its sole discretion to be material.

     (d) If the Borrower pays any additional amount pursuant to this Section
2.18 with respect to a Lender, such Lender shall use reasonable efforts to obtain a refund of tax or credit against its tax liabilities on account of such payment; provided that such Lender shall have no obligation to use such reasonable efforts if either (i) it is in an excess foreign tax credit position or (ii) it believes in good faith, in its sole discretion, that claiming a refund or credit would cause adverse tax consequences to it. In the event that such Lender receives such a refund or credit, such Lender shall pay to the Borrower an amount that such Lender reasonably determines is equal to the net tax benefit obtained by such Lender as a result of such payment by the Borrower. In the event that no refund or credit is obtained with respect to the Borrower's payments to such Lender pursuant to this Section 2.18, then such Lender shall upon request provide a certification that such Lender has not received a refund or credit for such payments. Nothing contained in this Section 2.18 shall require a Lender to disclose or detail the basis of its calculation of the amount of any tax benefit or any other amount or the basis of its determination referred to in the proviso to the first sentence of this Section 2.18 to the Borrower or any other party.

     (e) The agreements in this Section 2.18 shall survive the termination of this Credit Agreement and the payment of the Credit Party Obligations.

     Section 2.19 Indemnification; Nature of Issuing Lender's Duties.

     (a) In addition to its other obligations under Section 2.3, the Borrower hereby agrees to protect, indemnify, pay and save the Issuing Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) that the Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit or (ii) the failure of the Issuing Lender to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority (all such acts or omissions, herein called "Government Acts").

     (b) As between the Borrower and the Issuing Lender, the Borrower shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. The Issuing Lender shall not be responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of a Letter of Credit to comply fully with conditions required in order to draw upon a Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) for errors in interpretation of technical terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and (vii) for any consequences arising from causes beyond the control of the Issuing Lender, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of the Issuing Lender's rights or powers hereunder.

     (c) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuing Lender, under or in connection with any Letter of Credit or the related certificates, if taken or omitted in good faith, shall not put the Issuing Lender under any resulting liability to the Borrower. It is the intention of the parties that this Credit Agreement shall be construed and applied to protect and indemnify the Issuing Lender against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by the Borrower, including, without limitation, any and all risks of the acts or omissions, whether rightful or wrongful, of any Government Authority. The Issuing Lender shall not, in any way, be liable for any failure by the Issuing Lender or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of the Issuing Lender.

     (d) Nothing in this Section 2.19 is intended to limit the reimbursement obligation of the Borrower contained in Section 2.3(d) hereof. The obligations of the Borrower under this Section 2.19 shall survive the termination of this Credit Agreement. No act or omissions of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of the Issuing Lender to enforce any right, power or benefit under this Credit Agreement.

     (e) Notwithstanding anything to the contrary contained in this Section 2.19, the Borrower shall have no obligation to indemnify any Issuing Lender in respect of any liability incurred by the Issuing Lender arising out of the gross negligence or willful misconduct of the Issuing Lender (including action not taken by the Issuing Lender), as determined by a court of competent jurisdiction pursuant to a final, non-appealable judgment.

     Section 2.20 Replacement of Lenders.

     If any Lender shall (i) become affected by any of the changes or events described in Section 2.16(b) and shall petition the Borrower for any increased cost or amounts thereunder, or (ii) any Lender shall oppose or fail to respond to any amendment, change or waiver with respect to any Credit Document which is requested by the Borrower and approved by the Super Majority Lenders, the Borrower may, upon at least five (5) Business Days' notice to the Administrative Agent, replace such Lender (the "Replaced Lender"), and designate a replacement lender (a "Replacement Lender") acceptable to the Administrative Agent in its reasonable discretion, to which such Replaced Lender shall subject solely in respect of clause (i) above to its receipt (unless a later date for the remittance thereof shall be agreed upon by the Borrower and the Replaced Lender) of all amounts owed to such Replaced Lender under Section 2.16(b) assign all of its rights, obligations, Loans and Commitments hereunder; provided, that all amounts owed to such Replaced Lender by the Borrower (except liabilities which by the terms hereof survive the payment in full of the Loans and termination of this Credit Agreement) shall be paid in full as of the date of such assignment. Upon any assignment by any Lender pursuant to this Section 2.20 becoming effective, the Replacement Lender shall thereupon be deemed to be a "Lender" for all purposes under the Credit Documents and such Replaced Lender shall thereupon cease to be a

"Lender" for all purposes under the Credit Documents and shall have no further rights or obligations hereunder (other than pursuant to Sections 2.14, 2.15, 2.16, 2.17, 9.5, and 9.15 while such Replaced Lender was a Lender).

     Notwithstanding any Replaced Lender's failure or refusal to assign its rights, obligations, Loans and Commitments under this Section 2.20, the Replaced Lender shall cease to be a "Lender" for all purposes of this Credit Agreement and the Replacement Lender substituted therefor upon payment to the Replaced Lender by the Replacement Lender of all amounts set forth in this Section 2.20 without any further action of the Replaced Lender.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     To induce the Lenders to enter into this Credit Agreement and to make the Extensions of Credit herein provided for, the Credit Parties hereby represent and warrant to the Administrative Agent and to each Lender that:

     Section 3.1 Financial Condition.

     The Borrower has heretofore delivered to the Lenders, at the Lenders' request, the following financial statements and information: (a) audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries for the fiscal years 2001, 2002 and 2003, consisting of balance sheets and the related consolidated and consolidating statements of income, stockholders' equity and cash flows for such period, (b) unaudited consolidated financial statements of the Borrower and its Consolidated Subsidiaries through the most recently available quarterly period ending prior to the Closing Date, consisting of a balance sheet and the related consolidated and consolidating statements of income, stockholders' equity and cash flows for the period ending on such date, (c) a pro forma consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of September 30, 2004, giving effect to the initial Extensions of Credit hereunder, and (d) five-year projections for the Borrower and its Subsidiaries, all in form and substance satisfactory to the Administrative Agent and certified by the chief financial officer of the Borrower that they fairly present the financial condition of the Borrower and its Subsidiaries as of the dates indicated and that (i) with respect to the audited and unaudited financial statements, the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments, and (ii) with respect to the pro forma balance sheet and the projections, were prepared in good faith based upon reasonable assumptions.

     Section 3.2 No Change.

     Since December 31, 2003 (and after delivery of annual audited financial statements in accordance with Section 5.1(a), from the date of the most recently delivered annual audited financial statements), there has been no change which could reasonably be expected to have a Material Adverse Effect.

     Section 3.3 Corporate Existence; Corporate Power; Compliance with Law.

     (a) Each of the Credit Parties is a corporation or limited liability company duly organized and validly existing and in good standing under the laws of the state of its formation and each of the Credit Parties has the power and authority to enter into and perform its obligations under the Credit Documents to which it is a party and has the corporate power and authority to enter into and perform the obligations under each other agreement, instrument and document to be executed and delivered by it in connection with or as contemplated by each such Credit Document to which it is a party or will be a party.

     (b) The execution and delivery by each of the Credit Parties of this Credit Agreement and the other applicable Credit Documents as of such date and the performance by each of the Credit Parties of its respective obligations under this Credit Agreement and the other applicable Credit Documents are within the corporate powers of each of the Credit Parties, have been duly authorized by all necessary corporate action on the part of each of the Credit Parties (including without limitation any necessary shareholder action), have been duly executed and delivered, have received all necessary governmental approval, and do not and will not (A) violate any Requirement of Law which is binding on any Credit Party or any of its Subsidiaries, (B) contravene or conflict with, or result in a breach of, any provision of the articles of incorporation, bylaws or other organizational documents of any of the Credit Parties or any of their Subsidiaries or of any agreement, indenture, instrument or other document which is binding on any of the Credit Parties or any of their Subsidiaries or (C) result in, or require, the creation or imposition of any Lien (other than pursuant to the terms of the Credit Documents) on any asset of any of the Credit Parties or any of their Subsidiaries.

     (c) Each of the Credit Parties is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

     Section 3.4 Authorization; Enforceable Obligations.

     No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or other authorization, registration, consent, approval, waiver, notice or other action by, to or of any other Person pursuant to any Requirement of Law, contract, indenture, instrument or agreement or for any other reason is required to authorize or is required in connection with (i) the execution, delivery or performance of any Credit Document, (ii) the legality, validity, binding effect or enforceability of any Credit Document, or
(iii) any Extension of Credit, in each case, except those which have been obtained and are in full force and effect. This Credit Agreement and the other applicable Credit Documents to which the Credit Parties are parties constitute the legal, valid and binding obligation of such Credit Parties, as applicable, enforceable against each such Credit Party, as applicable, in accordance with their terms.


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

     Section 3.5 No Legal Bar; No Default.

     The execution, delivery and performance of the Credit Documents, the borrowings thereunder and the use of the proceeds of the Loans will not violate any Requirement of Law or any Contractual Obligation of the Borrower or any other Credit Party (except those as to which waivers or consents have been obtained), and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any Requirement of Law or Contractual Obligation other than the Liens arising under or contemplated in connection with the Credit Documents. No Credit Party is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

     Section 3.6 No Material Litigation.

     There are no material actions, suits or proceedings pending or, to our knowledge, threatened against any Credit Party in any court or before any Governmental Authority (nor shall any order, judgment or decree have been issued or proposed to be issued by any Governmental Authority to set aside, restrain, enjoin or prevent the full performance of any Credit Document or any transaction contemplated thereby) that (i) concern any Property or a Credit Party's interest therein, (ii) question the validity or enforceability of any Credit Document or any transaction described in the Credit Documents or (iii) could reasonably be expected to have a material adverse effect on (A) the business of the Borrower and its Subsidiaries taken as a whole or (B) the ability of any Credit Party to perform its obligations, when such obligations are required to be performed, under this Credit Agreement, any of the Notes or any other Credit Document.

     Section 3.7 Investment Company Act.

     No Credit Party is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Credit Party is a subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the Federal Power Act, the Interstate Commerce Act, or any federal or state statute or regulation limiting its ability to incur the Credit Party Obligations.

     Section 3.8 Margin Regulations.

     No part of the proceeds of any Extension of Credit hereunder will be used directly or indirectly for any purpose which violates, or which would be inconsistent with, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. The Borrower and its Subsidiaries taken as a group do not own "margin stock" except as identified in the financial statements referred to in Section
3.1 and the aggregate value of all "margin stock" owned by the Borrower and its Subsidiaries taken as a group does not exceed 25% of the value of their assets.


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

     Section 3.9 ERISA.

     Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code, except to the extent that any such occurrence or failure to comply would not reasonably be expected to have a Material Adverse Effect. No termination of a Single Employer Plan has occurred resulting in any liability that has remained underfunded, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period which could reasonably be expected to have a Material Adverse Effect. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by an amount which, as determined in accordance with GAAP, could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Commonly Controlled Entity is currently subject to any liability for a complete or partial withdrawal from a Multiemployer Plan which could reasonably be expected to have a Material Adverse Effect.

     Section 3.10 Environmental Matters.

     (a) The facilities and properties owned, leased or operated by the Borrower and the other Credit Parties or any of their Subsidiaries (the "Properties") do not contain any Materials of Environmental Concern in amounts or concentrations which (i) constitute a material violation of, or (ii) could give rise to material liability under, any Environmental Law.

     (b) The Properties and all operations of the Credit Parties and/or their Subsidiaries at the Properties are in compliance, and have in the last five years been in compliance, in all material respects with all applicable Environmental Laws, and there is no material contamination at, under or about the Properties or material violation of any Environmental Law with respect to the Properties or the business operated by the Credit Parties or any of their Subsidiaries (the "Business").

     (c) No Credit Party has received any written or actual notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business, nor does any Credit Party have knowledge or reason to believe that any such notice will be received or is being threatened.

     (d) Materials of Environmental Concern have not been transported or disposed of from the Properties in material violation of, or in a manner or to a location which could give rise to material liability under any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in material violation of, or in a manner that could give rise to material liability under, any applicable Environmental Law.

     (e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Credit Parties, threatened, under any Environmental Law to which any Credit Party or any Subsidiary is or will be named as a party with respect to the Properties or the Business that would have or would reasonably be expected to have a Material Adverse Effect, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business that, if violated, would have or would reasonably be expected to have a Material Adverse Effect.

     (f) There has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of any Credit Party or any Subsidiary in connection with the Properties or otherwise in connection with the Business, in material violation of or in amounts or in a manner that could give rise to material liability under Environmental Laws.

     Section 3.11 Purpose of Loans.

     The proceeds of the Extensions of Credit shall be used by the Borrower solely to (i) refinance certain existing indebtedness of the Borrower and its Subsidiaries, (ii) pay fees and expenses owing to the Lenders and the Administrative Agent in connection with this Credit Agreement, in amounts acceptable to the Administrative Agent and the Lenders, and (iii) provide for working capital, capital expenditures and other general corporate purposes of the Borrower and its Subsidiaries.

     Section 3.12 Subsidiaries.

     Set forth on Schedule 3.12 is a complete and accurate list of all Subsidiaries of the Credit Parties. Information on the attached Schedule includes the following: (i) state of incorporation; (ii) the number of shares of each class of Capital Stock or other equity interests outstanding; (iii) the number and percentage of outstanding shares of each class of stock; and (iv) the number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and similar rights. The outstanding Capital Stock and other equity interests of all such Subsidiaries is validly issued, fully paid and non-assessable and is owned, free and clear of all Liens (other than those arising under or contemplated in connection with the Credit Documents).

     Section 3.13 Ownership.

     Each Credit Party and its Subsidiaries has good and marketable fee simple title to all of its respective assets, or if any Property is leased by a Credit Party or a Subsidiary, it has a valid leasehold interest enforceable against the ground lessor of such Property in accordance with the terms of such lease, and none of such assets is subject to any Lien other than Permitted Liens.

     Section 3.14 Indebtedness.

     Except as otherwise permitted under Section 6.1, the Borrower and its Subsidiaries have no Indebtedness.


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

     Section 3.15 Taxes.

     Each of the Credit Parties and each Subsidiary thereof has filed or caused to be filed all tax reports and returns required to be filed by each of them with any Governmental Authority, except where extensions have been properly obtained and have paid or made adequate provision for the payment of all taxes, assessments, fees and other charges by any Governmental Authority which are due and payable, except such taxes, assessments, fees and other charges, if any, as are being diligently contested in good faith by appropriate proceedings and as to which the applicable Credit Party or Subsidiary thereof has established adequate reserves in conformity with GAAP on the books of such Credit Party or Subsidiary. No Lien for any such taxes, assessments, fees or other charges has been filed, and no claims are being asserted with respect to any such taxes, assessments, fees or other charges which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

     Section 3.16 Solvency.

     The fair saleable value of each Credit Party's assets, measured on a going concern basis, exceeds all probable liabilities, including those to be incurred pursuant to this Credit Agreement. None of the Credit Parties (a) has unreasonably small capital in relation to the business in which it is or proposes to be engaged or (b) has incurred, or believes that it will incur after giving effect to the transactions contemplated by this Credit Agreement, debts beyond its ability to pay such debts as they become due.

     Section 3.17 Investments.

     All Investments of each of the Borrower and its Subsidiaries are Permitted Investments.

     Section 3.18 Location of Assets.

     Set forth on Schedule 3.18(a) is a list of the Properties of the Borrower and its Subsidiaries with street address, county and state where located. Set forth on Schedule 3.18(b) is the chief executive office and principal place of business of each of the Borrower and its Subsidiaries. Schedule 3.18(a) and 3.18(b) may be updated from time to time by the Borrower to include new properties or locations by giving written notice thereof to the Administrative Agent.

     Section 3.19 No Burdensome Restrictions.

     None of the Borrower or any of its Subsidiaries is a party to any agreement or instrument or subject to any other obligation or any charter or corporate restriction or any provision of any applicable law, rule or regulation which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     Section 3.20 Brokers' Fees.

     None of the Borrower or any of its Subsidiaries has any obligation to any Person in respect of any finder's, broker's, investment banking or other similar fee in connection with any of the transactions contemplated under the Credit Documents other than the closing and other fees payable pursuant to this Credit Agreement.

     Section 3.21 Labor Matters.

     There are no collective bargaining agreements or Multiemployer Plans covering the employees of the Borrower or any of its Subsidiaries as of the Closing Date, other than as set forth in Schedule 3.21 hereto, and none of the Borrower or any of its Subsidiaries (i) has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years, other than as set forth in Schedule 3.21 hereto or (ii) has knowledge of any potential or pending strike, walkout or work stoppage.

     Section 3.22 Accuracy and Completeness of Information.

     (a) All information heretofore or contemporaneously herewith furnished by any Credit Party or any of their Subsidiaries to the Administrative Agent, the Arranger or any Lender for purposes of or in connection with this Credit Agreement and the transactions contemplated hereby is, and all information hereafter furnished by or on behalf of the Credit Parties or any of their Subsidiaries to the Administrative Agent, the Arranger or any Lender pursuant hereto or in connection herewith will be, true and accurate in every material respect on the date as of which such information is dated or certified, and such information, taken as a whole, does not and will not omit to state any material fact necessary to make such information, taken as a whole, not misleading.

     (b) All registration statements, reports, proxy statements and other documents, if any, required to be filed by Credit Parties and their Subsidiaries with the Securities and Exchange Commission pursuant to the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended, have been filed, and such filings are complete and accurate and contain no untrue statements of material fact or omit to state any material facts required to be stated therein or necessary in order to make the statements therein not misleading.

     Section 3.23 Material Agreements.

     None of the Credit Parties or any of their Subsidiaries has breached or violated, or is in default under, any Material Agreement or has defaulted in making any payment when due with respect to money borrowed by such Credit Party or Subsidiary under any Material Agreement.

     Section 3.24 Insurance.

     Insurance certificates evidencing liability, casualty and business interruption insurance coverage of the Credit Parties and their Subsidiaries are set forth on Schedule 3.24 and such insurance coverage is on terms and in coverage amounts comparable to the industry standard applicable to the assets and operations of the Credit Parties and their Subsidiaries.

     Section 3.25 Anti-Terrorism Laws.

     (a) Neither the borrowing of the Loans hereunder nor the Borrower's use of the proceeds thereof will violate the Patriot Act, the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto, or is in violation of any federal statute or Presidential Executive Order, including without limitation Executive Order 13224 66 Fed. Reg. 49079 (September 25, 2001) (Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit or Support Terrorism).

     (b) None of the Borrower, Subsidiaries of the Borrower or Affiliates of the Borrower are (i) named on the United States Department of the Treasury's Specially Designated Nationals or Blocked Persons list available through http://www.treas.gov/offices/eotffc/ofac/sdn/index.html or as otherwise published from time to time, or (ii) (A) an agency of the government of a country, (B) an organization controlled by a country, or (C) a person resident in a country that is subject to sanctions under a program specified on http://www.treas.gov/offices/eotffc/ofac/ anctions/index.html or as otherwise published from time to time, as such program may be applicable to such agency, organization, or person.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

     Section 4.1 Conditions to Closing Date and Initial Revolving Loans.

     This Credit Agreement shall become effective upon, and the obligation of each Lender to make the initial Revolving Loans and the Swingline Loans on the Closing Date is subject to, the satisfaction of the following conditions precedent:

     (a) Execution of Credit Documents. The Administrative Agent shall have received (i) counterparts of this Credit Agreement, (ii) for the account of each Lender, Revolving Notes, and (iii) for the account of the Swingline Lender, the Swingline Note, in each case conforming to the requirements of this Credit Agreement and executed by a duly authorized officer of each party thereto

     (b) Authority Documents. The Administrative Agent shall have received the following:

          (i) Articles of Incorporation. Copies of the articles of incorporation or other charter documents, as applicable, of each Credit Party certified to be true and complete as


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

     of a recent date by the appropriate Governmental Authority of the state of its incorporation.

          (ii) Resolutions. Copies of resolutions of the board of directors of each Credit Party approving and adopting the Credit Documents, the transactions contemplated therein and authorizing execution and delivery thereof, certified by an officer of such Credit Party (pursuant to a secretary's certificate in substantially the form of Schedule 4.1(b) attached hereto) as of the Closing Date to be true and correct and in force and effect as of such date.

          (iii) Bylaws. A copy of the bylaws or operating agreement of each Credit Party certified by an officer of such Credit Party (pursuant to a secretary's certificate in substantially the form of Schedule 4.1(b) attached hereto) as of the Closing Date to be true and correct and in force and effect as of such date.

          (iv) Good Standing. Copies of certificates of good standing, existence or its equivalent with respect to each Credit Party certified as of a recent date by the appropriate Governmental Authorities of its state of incorporation and each other state in which the failure to so qualify and be in good standing could reasonably be expected to have a Material Adverse Effect on the business or operations of the Borrower and its Subsidiaries taken as a whole.

          (v) Incumbency. An incumbency certificate of each Credit Party certified by a secretary or assistant secretary to be true and correct as of the Closing Date.

     (c) Legal Opinions of Counsel. The Administrative Agent shall have received an opinion or opinions of legal counsel for the Credit Parties, dated the Closing Date and addressed to the Administrative Agent and the Lenders, which opinion or opinions shall provide, among other things, that the Credit Parties are in compliance with all corporate instruments and Material Agreements on the Closing Date and shall otherwise be in form and substance acceptable to the Administrative Agent.

     (d) Account Designation Letter. The Administrative Agent shall have received the executed Account Designation Letter in the form of Schedule 1.1(a) hereto.

     (e) Solvency Certificate. The Administrative Agent shall have received an officer's certificate for the Credit Parties prepared by the chief financial officer of the Borrower as to the financial condition, solvency and related matters of the Borrower and of the Credit Parties taken as a whole, after giving effect to the initial borrowings under the Credit Documents, in substantially the form of Schedule 4.1(e) hereto.

     (f) Officer's Certificate. The Administrative Agent shall have received a certificate executed by a Responsible Officer of the Borrower as of the Closing Date stating that immediately after giving effect to this Credit Agreement, the other Credit Documents, and all the transactions contemplated herein and therein to occur on such date, (A) no Default or Event of Default exists, (B) all representations and warranties contained herein and in the other Credit


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

Documents are true and correct in all material respects, and (C) the Credit Parties are in compliance with each of the financial covenants set forth in
Section 5.9 on a pro forma basis.

     (g) Litigation. There shall not exist any pending or threatened litigation or investigation affecting or relating to the Borrower or any of its Subsidiaries, this Credit Agreement, or the other Credit Documents that in the reasonable judgment of the Administrative Agent and Lenders could materially adversely affect the Borrower and any of its Subsidiaries, taken as a whole, or this Credit Agreement or the other Credit Documents, that has not been settled, dismissed, vacated, discharged or terminated prior to the Closing Date.

     (h) Termination of Existing Indebtedness. The Existing Credit Agreement and all other existing Indebtedness for borrowed money of the Borrower and its respective Subsidiaries (other than the Indebtedness listed on Schedule 6.1(b)) shall have been repaid in full and terminated and all Liens relating thereto shall have been terminated, with the exception of: (i) certain debt and capital lease obligations not exceeding $25,000,000 in the aggregate; (ii) the existing synthetic lease facility of the Borrower and its affiliates; (iii) the earn-out obligations under the Attention, LLC and Tel Mark Sales, Inc. acquisition agreements; (iv) those certain letters of credit issued by Omaha State Bank on behalf of the Borrower in an aggregate face amount of less than $10,000,000; (v) certain other miscellaneous indebtedness in an aggregate amount not exceeding $10,000,000 and (vi) other non-recourse indebtedness in an aggregate amount not to exceed $100,000,000.

     (i) Corporate Structure. The corporate capital and ownership structure of the Borrower and its Subsidiaries shall be as described in Schedule 3.12. The Administrative Agent and the Lenders shall be satisfied with management structure, legal structure, voting control, liquidity, total leverage and total capitalization of the Borrower as of the Closing Date.

     (j) Consents. The Administrative Agent shall have received evidence that all governmental, shareholder and material third party consents and approvals necessary in connection with the financings and other transactions contemplated hereby have been obtained and all applicable waiting periods have expired without any action being taken by any authority that could restrain, prevent or impose any material adverse conditions on such transactions or that could seek or threaten any of such transactions.

     (k) Compliance with Laws. The financings and other transactions contemplated hereby shall be in compliance with all applicable laws and regulations (including all applicable securities and banking laws, rules and regulations).

     (l) Bankruptcy. There shall be no bankruptcy or insolvency proceedings with respect to the Borrower or any of its Subsidiaries.

     (m) Material Adverse Effect. Since December 31, 2003, there has been no change which could reasonably be expected to have a Material Adverse Effect.

     (n) Liability and Casualty Insurance. The Administrative Agent shall have received copies of insurance policies or certificates of insurance evidencing liability, casualty and business interruption insurance of the Borrower and its Subsidiaries.

     (o) Financial Statements. The Administrative Agent shall have received copies of the financial statements referred to in Section 3.1 hereof, each in form and substance satisfactory to it.

     (p) Fees. The Administrative Agent and the Lenders shall have received all fees, if any, owing pursuant to the Fee Letter and Section 2.5.

     (q) Amendment to Operative Agreements. The Operative Agreements shall have been amended in form and substance reasonably satisfactory to the Administrative Agent. The financial covenants (including levels and definitions), affirmative covenants and negative covenants in Operative Agreements shall be no more restrictive than the financial covenants, affirmative covenants and negative covenants set forth in Articles V and VI.

     (r) Patriot Act Certificate. The Administrative Agent shall have received a certificate satisfactory thereto, for benefit of itself and the Lenders, provided by the Borrower that sets forth information required by the Patriot Act (as defined in Section 9.18) including, without limitation, the identity of the Borrower, the name and address of the Borrower and other information that will allow the Administrative Agent or any Lender, as applicable, to identify the Borrower in accordance with the Patriot Act.

     (s) Additional Matters. All other documents and legal matters in connection with the transactions contemplated by this Credit Agreement shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.

     Section 4.2 Conditions to All Extensions of Credit.

     The obligation of each Lender to make any Extension of Credit hereunder is subject to the satisfaction of the following conditions precedent on the date of making such Extension of Credit:

     (a) Representations and Warranties. The representations and warranties made by the Credit Parties herein, in any other Credit Documents or which are contained in any certificate furnished at any time under or in connection herewith shall be true and correct in all material respects on and as of the date of such Extension of Credit as if made on and as of such date, unless such representations and warranties specifically refer to a prior date.

     (b) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Extension of Credit to be made on such date unless such Default or Event of Default shall have been waived in accordance with this Credit Agreement.

     (c) Compliance with Commitments. Immediately after giving effect to the making of any such Extension of Credit (and the application of the proceeds thereof), (i) the sum of outstanding Revolving Loans plus outstanding Swingline Loans plus LOC Obligations shall not exceed the Aggregate Revolving Committed Amount, (ii) the LOC Obligations shall not exceed the LOC Committed Amount and
(iii) the Swingline Loans shall not exceed the Swingline Committed Amount.

     (d) Additional Conditions to Revolving Loans. If a Revolving Loan is requested, all conditions set forth in Section 2.1 shall have been satisfied.

     (e) Additional Conditions to Additional Loans. If an Additional Loan is requested, all conditions set forth in Section 2.2 shall have been satisfied.

     (f) Additional Conditions to Letters of Credit. If the issuance of a Letter of Credit is requested, all conditions set fort in Section 2.3 shall have been satisfied.

     (g) Additional Conditions to Swingline Loans. If a Swingline Loan is requested, all conditions set forth in Section 2.4 shall have been satisfied.

     Each request for an Extension of Credit and each acceptance by the Borrower of any such Extension of Credit shall be deemed to constitute representations and warranties by the Borrower as of the date of such Extension of Credit that the applicable conditions in paragraphs (a) through (g) of this Section have been satisfied.

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

     The Credit Parties hereby covenant and agree that on the Closing Date, and thereafter for so long as this Credit Agreement is in effect and until the Commitments have terminated, no Note remains outstanding and unpaid and the Credit Party Obligations, together with interest, Commitment Fee and all other amounts owing to the Administrative Agent or any Lender hereunder, are paid in full, each of the Credit Parties shall, and shall cause each of its Subsidiaries (other than in the case of Sections 5.1, 5.2 or 5.7 hereof), to:

     Section 5.1 Financial Statements.

     Furnish to the Administrative Agent and each of the Lenders:

     (a) Annual Financial Statements. As soon as available, but in any event within ninety (90) days after the end of each fiscal year of the Borrower, a copy of the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at the end of such fiscal year and the related consolidated and consolidating statements of income and retained earnings and of consolidated cash flows of the Borrower and its Consolidated Subsidiaries for such year which, other than in the case of the consolidating statements, shall be audited by a firm of independent certified public accountants of nationally recognized standing reasonably acceptable to the Required Lenders, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification indicating that the scope of the audit was inadequate to permit such independent certified public accountants to certify such financial statements without such qualification;

     (b) Quarterly Financial Statements. As soon as available and in any event within forty-five (45) days after the end of each of the first three fiscal quarters of the Borrower, a copy of the unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at the end of such period and related consolidated and consolidating statements of income and retained earnings and of consolidated cash flows for the Borrower and its Consolidated Subsidiaries for such quarterly period and for the portion of the fiscal year ending with such period, in each case setting forth in comparative form consolidated figures for the corresponding period or periods of the preceding fiscal year (subject to normal recurring year-end audit adjustments); and

     (c) Annual Operating Budget and Cash Flow. As soon as available, but in any event within fifteen (15) days prior to the end of each fiscal year, a copy of the detailed annual operating budget or plan including cash flow projections of the Borrower and its Subsidiaries for the next four fiscal quarter period prepared on a quarterly basis, in form and detail reasonably acceptable to the Administrative Agent and the Lenders, together with a summary of the material assumptions made in the preparation of such annual budget or plan;

all such financial statements to be complete and correct in all material respects (subject, in the case of interim statements, to normal recurring year-end audit adjustments) and to be prepared in reasonable detail and, in the case of the annual and quarterly financial statements provided in accordance with subsections (a) and (b) above, in accordance with GAAP applied consistently throughout the periods reflected therein and further accompanied by a description of, and an estimation of the effect on the financial statements on account of, a change, if any, in the application of accounting principles as provided in Section 1.3.

     Section 5.2 Certificates; Other Information.

     Furnish to the Administrative Agent and each of the Lenders:

     (a) concurrently with the delivery of the financial statements referred to in Section 5.1(a) above, a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

     (b) concurrently with the delivery of the financial statements referred to in Sections 5.1(a) and 5.1(b) above, a certificate of a Responsible Officer stating that, to the best of such Responsible Officer's knowledge, each of the Credit Parties during such period observed or performed in all material respects all of its covenants and other agreements, and satisfied in all material respects every condition, contained in this Credit Agreement to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and such certificate shall include the calculations in reasonable detail required to indicate compliance with Section 5.9 as of the last day of such period;

     (c) within thirty (30) days after the same are provided, make available by electronic mail or by posting to the Borrower's website copies of all reports (other than those otherwise provided pursuant to Section 5.1 and those which are of a promotional nature) and other financial information which the Borrower sends to its stockholders;

     (d) within ninety (90) days after the end of each fiscal year of the Borrower, a certificate containing information regarding the amount of all (i) Debt Issuances outstanding at the end of the prior fiscal year and (ii) Equity Issuances that were made during the prior fiscal year;

     (e) promptly upon receipt thereof, a copy of any other report or "management letter" submitted by independent accountants to the Borrower or any of its Subsidiaries in connection with any annual, interim or special audit of the books of such Person; and

     (f) promptly, such other documents or other information as the Administrative Agent, on behalf of any Lender, may from time to time reasonably request.

     Section 5.3 Payment of Obligations.

     (a) Perform all of its obligations under each contract to which it is a party, if a failure to so perform could reasonably be expected to have a Material Adverse Effect.

     (b) Pay and perform all of its obligations under the Credit Documents and pay and perform (i) all taxes, assessments and other governmental charges that may be levied or assessed upon it or any Property, which if not paid or performed could reasonably be expected to have a Material Adverse Effect and
(ii) all other indebtedness, obligations and liabilities in accordance with customary trade practices, which if not paid would have a Material Adverse Effect; provided that it may contest any tax, assessment or other governmental charge in good faith so long as adequate reserves are maintained with respect thereto in accordance with GAAP.

     Section 5.4 Conduct of Business and Maintenance of Existence.

     Preserve and maintain its corporate existence and all rights, franchises, licenses and privileges necessary to the conduct of its business, and qualify and remain qualified as a foreign corporation (or partnership, limited liability company or other such similar entity, as the case may be) and authorized to do business in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect and shall maintain all licenses, permits and registrations necessary for the conduct of its operations.


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

     Section 5.5 Maintenance of Property; Insurance.

     (a) Keep all material property useful and necessary in its business in good working order and condition (ordinary wear and tear and obsolescence excepted); and

     (b) Maintain with financially sound and reputable insurance companies insurance on all its material property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to the Administrative Agent, upon written request, full information as to the insurance carried; provided, however, that the Borrower and its Subsidiaries may maintain self insurance plans (including wholly-owned captive insurance company coverage) to the extent companies of similar size and in similar businesses do so.

     Section 5.6 Inspection of Property; Books and Records; Discussions.

     Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its businesses and activities; and permit, subject to the confidentiality provisions of Section 9.15, upon at least five (5) Business Days notice from the Administrative Agent (or, if a Default or Event of Default shall have occurred and be continuing, upon at least one (1) Business Days notice from the Administrative Agent), representatives of the Administrative Agent or any Lender, from time to time, to visit and inspect its properties and to inspect, audit and make extracts from its books, records and files, including without limitation management letters prepared by independent accountants and to discuss with its principal officers, and its independent accountants, its business, assets, liabilities, financial condition, results of operations and business prospects.

     Section 5.7 Notices.

     Give notice in writing to the Administrative Agent (which shall promptly transmit such notice to each Lender) of:

     (a) promptly, but in any event within two (2) Business Days after the Borrower knows or has reason to know thereof, the occurrence of any Default or Event of Default;

     (b) promptly and in any event within five (5) Business Days after the Borrower knows or has reason to know thereof, the commencement of any (i) Material Proceeding, (ii) loss of or damage to any assets of the Borrower or any Subsidiary that likely will result in a Material Adverse Effect and (iii) litigation, investigation or proceeding involving an environmental claim or potential liability under Environmental Laws in excess of $10,000,000;

     (c) promptly and in any event within five (5) Business Days after the Borrower knows or has reason to know thereof, default by Borrower or any Subsidiary under any note, indenture, loan agreement, mortgage or other similar agreement to which the Borrower or any Subsidiary is a party or by which the Borrower or any Subsidiary is bound, which relates to borrowed money, or of any other default under any other note, indenture, loan agreement,


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mortgage or other similar agreement to which the Borrower or any Subsidiary is a party or by which the Borrower or any Subsidiary is bound if such other default may result in a Material Adverse Effect;

     (d) promptly and in any event within thirty (30) days after the Borrower knows or has reason to know thereof: (i) the occurrence or expected occurrence of any material Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC (other than a Permitted Lien) or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan; and

     (e) promptly and in any event within three (3) Business Days after the Borrower knows or has reason to know thereof, any other development or event which could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto. In the case of any notice of a Default or Event of Default, the Borrower shall specify that such notice is a Default or Event of Default notice on the face thereof.

     Section 5.8 Environmental Laws.

     (a) Comply in all material respects with, and ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

     (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not reasonably be expected to have a Material Adverse Effect; and

     (c) Defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective employees, agents, officers and directors, from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower, any of its Subsidiaries or the Properties, or any orders, requirements or demands of Governmental Authorities related thereto, including, without


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limitation, reasonable attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. The agreements in this paragraph shall survive repayment of the Notes and all other amounts payable hereunder.

     Section 5.9 Financial Covenants.

     Commencing on the day immediately following the Closing Date, the Credit Parties shall comply with the following financial covenants:

     (a) Consolidated Leverage Ratio. The Consolidated Leverage Ratio, as of the last day of each fiscal quarter of the Consolidated Group shall be less than or equal to 2.5 to 1.0.

     (b) Consolidated Fixed Charge Coverage Ratio. The Consolidated Fixed Charge Coverage Ratio, as of the last day of each fiscal quarter of the Consolidated Group shall be greater than or equal to 1.2 to 1.0.

     Notwithstanding anything herein to the contrary, the parties hereto acknowledge and agree that, for purposes of all calculations made in determining compliance for any applicable period with the financial covenants set forth in this Section 5.9, (i) after consummation of any Permitted Acquisition, (A) income statement items and other balance sheet items (whether positive or negative) attributable to the Target acquired in such transaction shall be included in such calculations to the extent relating to such applicable period, subject to adjustments acceptable to the Administrative Agent in its sole discretion, and (B) Indebtedness of a Target which is retired in connection with a Permitted Acquisition shall be excluded from such calculations and deemed to have been retired as of the first day of such applicable period and (ii) after consummation of any disposition of Property permitted by Section 6.4(a)(i), (ii) and (v), (A) income statement items and other balance sheet items (whether positive or negative) attributable to the Property disposed of shall be excluded in such calculations to the extent relating to such applicable period, subject to adjustments acceptable to the Administrative Agent in its sole discretion, and (B) Indebtedness of the Target which is retired in connection with such Asset Disposition shall be excluded from such calculations and deemed to have been retired as of the first day of such applicable period.

     Section 5.10 Additional Subsidiary Guarantors.

     The Credit Parties will cause each Material Domestic Subsidiary (excluding Worldwide Asset Purchasing, LLC), whether newly formed, after acquired or otherwise existing, to promptly (but in any event within fifteen (15) Business
Days) become a Guarantor hereunder by way of execution of a Joinder Agreement.

     Section 5.11 Compliance with Law.

     To the extent failure to do so would have a Material Adverse Effect, each Credit Party will, and will cause each of its Subsidiaries to (a) observe and remain in compliance with all


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applicable Requirements of Law and maintain in full force and effect all permits, authorizations, registrations and consents from any Governmental Authority, in each case applicable to the conduct of its business and (b) keep in full force and effect all licenses, certifications or accreditations necessary for any Property to carry on its business.

     Section 5.12 Further Assurances.

     Within ten (10) days following the Closing Date (or such extended period of time as agreed to by the Administrative Agent), the Borrower shall deliver to the Administrative Agent (a) good standing certificates with respect to West Transaction Services, LLC, West Transaction Services II, LLC, West Telemarketing, LP, West Business Services, LP, West International Asset Management, LLC, West Asset Management, Inc., West Asset Purchasing, LLC and The Debt Depot, LLC, in each case, certified as of a recent date by the appropriate Governmental Authority of such Credit Party's state of incorporation or formation and (b) copies of the articles of incorporation or other charter documents, as applicable, of West Transaction Services, LLC, West Transaction Services II, LLC, West Telemarketing, LP, West Business Services, LP, West International Asset Management, LLC, West Asset Management, Inc., West Asset Purchasing, LLC and The Debt Depot, LLC, in each case, certified to be true and complete as of a recent date by the appropriate Governmental Authority of such Credit Party's state of incorporation or formation.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

     The Credit Parties hereby covenant and agree that on the Closing Date, and thereafter for so long as this Credit Agreement is in effect and until the Commitments have terminated, no Note remains outstanding and unpaid and the Credit Party Obligations, together with interest, Commitment Fee and all other amounts owing to the Administrative Agent or any Lender hereunder, are paid in full that:

     Section 6.1 Indebtedness.

     The Borrower will not, nor will it permit any Subsidiary to, contract, create, incur, assume or permit to exist any Indebtedness, except:

     (a) Indebtedness arising or existing under this Credit Agreement and the other Credit Documents;

     (b) Indebtedness of the Borrower and its Subsidiaries existing as of the Closing Date as referenced in the financial statements referenced in Section 3.1 (and set out more specifically in Schedule 6.1(b)) hereto and renewals, refinancings or extensions thereof in a principal amount not in excess of that outstanding as of the date of such renewal, refinancing or extension;


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     (c) Indebtedness of the Borrower and its Subsidiaries incurred after the
Closing Date consisting of Capital Leases or Indebtedness incurred to provide all or a portion of the purchase price or cost of construction of an asset provided that (i) such Indebtedness when incurred shall not exceed the purchase price or cost of construction of such asset; (ii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing; and (iii) the total principal amount of all such Indebtedness shall not exceed $25,000,000 at any time outstanding;

     (d) Unsecured intercompany Indebtedness (i) among the Credit Parties, (ii) among Foreign Subsidiaries, (iii) owing from Domestic Subsidiaries of the Borrower that are not Guarantors to Credit Parties, which Indebtedness is solely for the purpose of purchasing third party debt obligations; provided that the aggregate principal amount of Indebtedness incurred pursuant to this clause
(iii), together with the aggregate amount of Investments and loans made pursuant to clause (iv) of the definition of Permitted Investments, shall not exceed $100,000,000 at any time outstanding, and (iv) owing from Subsidiaries of the Borrower that are not Guarantors to Credit Parties (other than Indebtedness incurred pursuant to clause (iii) above); provided that the aggregate principal amount of Indebtedness incurred pursuant to this clause (iv), together with the aggregate amount of Investments and loans made pursuant to clause (v) of the definition of Permitted Investments, shall not exceed $50,000,000 at any time outstanding;

     (e) Secured intercompany Indebtedness among the Borrower and its Subsidiaries in a principal amount not to exceed $50,000,000 in the aggregate at any time outstanding; provided that, to the extent a Credit Party and a Subsidiary that is not a Credit Party are parties to such intercompany Indebtedness arrangement, such Credit Party shall be the secured party;

     (f) Indebtedness and obligations owing under Hedging Agreements relating to the Loans hereunder and other Hedging Agreements entered into in order to manage existing or anticipated interest rate, exchange rate or commodity price risks and not for speculative purposes;

     (g) Indebtedness and obligations of Credit Parties owing under documentary letters of credit for the purchase of goods or other merchandise (but not under standby, direct pay or other letters of credit except for the Letters of Credit hereunder) generally in an aggregate principal amount not to exceed $25,000,000 at any time outstanding;

     (h) Guaranty Obligations in respect of Indebtedness of a Credit Party to the extent such Indebtedness is permitted to exist or be incurred pursuant to this Section 6.1;

     (i) Indebtedness of the Borrower and its Subsidiaries arising under any Synthetic Leases (other than Indebtedness under the Operative Agreements set out on Schedule 6.1(b)) that is pari passu with or subordinated to the Credit Party Obligations in a principal amount not to exceed $40,500,000 in the aggregate at any time outstanding;

     (j) Indebtedness of the Borrower and its Subsidiaries consisting of unsecured earnout obligations incurred in connection with Permitted Acquisitions in a principal amount not to exceed $50,000,000 in the aggregate at any time outstanding;


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

     (k) Indebtedness (other than revolving credit facilities exceeding $50,000,000 in the aggregate and any Synthetic Leases) of the Borrower and its Subsidiaries that is pari passu with or subordinated to the Credit Party Obligations in an aggregate principal amount not to exceed $400,000,000 at any time outstanding;

     (l) Indebtedness of the Borrower and its Subsidiaries relating to any accounts receivable securitization transaction or transactions; provided that the principal amount of such Indebtedness does not exceed $100,000,000 in the aggregate at any time outstanding; and

     (m) other Indebtedness of the Borrower and its Subsidiaries; provided that such Indebtedness is non-recourse to the Borrower or any of its Subsidiaries and the principal amount of such Indebtedness does not exceed $150,000,000 in the aggregate at any time outstanding.

     Section 6.2 Liens.

     The Borrower will not, nor will it permit any Subsidiary to, contract, create, incur, assume or permit to exist any Lien with respect to any of its property or assets of any kind (whether real or personal, tangible or intangible), whether now owned or hereafter acquired, except for Permitted Liens.

     Section 6.3 Nature of Business.

     The Borrower will not, nor will it permit any Subsidiary to, alter the character of its business in any material respect from that conducted as of the Closing Date.

     Section 6.4 Consolidation, Merger, Sale or Purchase of Assets, etc.

     The Borrower will not, nor will it permit any Subsidiary to,

     (a) dissolve, liquidate or wind up its affairs, sell, transfer, lease or otherwise dispose of its property or assets or agree to do so at a future time except the following, without duplication, shall be expressly permitted:

          (i) Specified Sales;

          (ii) the sale, transfer, lease or other disposition of property or assets (A) to an unrelated party not in the ordinary course of business (other than Specified Sales), where and to the extent that they are the result of a Recovery Event or (B) the sale, lease, transfer or other disposition of machinery, parts and equipment no longer used or useful in the conduct of the business of the Borrower or any of its Subsidiaries, as appropriate, in its reasonable discretion, so long as and the net proceeds therefrom are used to repair or replace damaged property or to purchase or otherwise acquire new assets or property, provided that such purchase or acquisition is committed to within 180 days of receipt of the net proceeds and such purchase or acquisition is consummated within 270 days of receipt of such proceeds;


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          (iii) the sale, lease or transfer of property or assets (at fair market value) from the Borrower to any Guarantor;

          (iv) the sale, lease or transfer of property or assets from a Guarantor to the Borrower or another Guarantor;

          (v) the sale, lease or transfer of property or assets (at fair market value) not to exceed $50,000,000 in the aggregate in any fiscal year; and

          (vi) the sale, transfer, contribution, conveyance or other disposition of accounts receivable and associated collateral, lockbox and other collection accounts, records and/or proceeds in connection with any accounts receivable securitization, non-recourse indebtedness or any Purchase Paper Facility; or

     (b) (i) purchase, lease or otherwise acquire (in a single transaction or a series of related transactions) the property or assets of any Person (other than purchases or other acquisitions of inventory, leases, materials, property and equipment in the ordinary course of business, except as otherwise limited or prohibited herein) or (ii) enter into any transaction of merger or consolidation, except for (A) Investments or acquisitions (including Permitted Acquisitions) permitted pursuant to Section 6.5, and (B) the merger or consolidation of a Credit Party or other Subsidiary with and into another Credit Party, provided that if the Borrower is a party thereto, the Borrower will be the surviving corporation.

     Section 6.5 Advances, Investments and Loans.

     The Borrower will not, nor will it permit any Subsidiary to, lend money or extend credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person except for Permitted Investments or to the extent permitted by Section 6.1.

     Section 6.6 Transactions with Affiliates.

     The Borrower will not, nor will it permit any Subsidiary to, enter into any transaction or series of transactions, whether or not in the ordinary course of business, with any officer, director, shareholder or Affiliate other than on terms and conditions substantially as favorable as would be obtainable in a comparable arm's-length transaction with a Person other than an officer, director, shareholder or Affiliate.

     Section 6.7 Ownership of Subsidiaries; Restrictions.

     The Borrower will not sell, transfer, pledge or otherwise dispose of any Capital Stock or other equity interests in any of its Subsidiaries, nor will it permit any of its Subsidiaries to issue, sell, transfer, pledge or otherwise dispose of any of their Capital Stock or other equity interests, except in connection with any Purchase Paper Facility or any other transaction or series of transactions permitted by Section 6.4. The Borrower shall not, and shall not permit any of its


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Subsidiaries to, amend, modify or change its shareholders' agreements and other equity-related documents (excluding amendments to stock option plan documents and employee stock incentive documents) in any material respect without the prior written consent of the Required Lenders.

     Section 6.8 Fiscal Year; Organizational Documents; Material Agreements.

     The Borrower will not, nor will it permit any of its Subsidiaries to, change their fiscal year. The Borrower will not, nor will it permit any of its Subsidiary to, amend, modify or change their articles of incorporation (or corporate charter or other similar organizational document) or bylaws (or other similar document) in any material respect or in any respect adverse to the interests of the Lenders without the prior written consent of the Required Lenders. The Borrower will not, nor will it permit any of its Subsidiaries to, without the prior written consent of the Administrative Agent and the Required Lenders, amend, modify, cancel or terminate or fail to renew or extend or permit the amendment, modification, cancellation or termination by the Borrower or any of its Subsidiaries of any of the Material Agreements, except in the event that such amendments, modifications, cancellations or terminations could not reasonably be expected to have a Material Adverse Effect.

     Section 6.9 Limitation on Restricted Actions.

     The Borrower will not, nor will it permit any Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Person to (a) pay dividends or make any other distributions to any Credit Party on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, (b) pay any Indebtedness or other obligation owed to any Credit Party, (c) make loans or advances to any Credit Party, (d) sell, lease or transfer any of its properties or assets to any Credit Party, or (e) act as a Guarantor and pledge its assets pursuant to the Credit Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except (in respect of any of the matters referred to in clauses (a)-(d) above) for such encumbrances or restrictions existing under or by reason of (i) this Credit Agreement and the other Credit Documents, (ii) applicable law, (iii) any document or instrument governing Indebtedness incurred pursuant to Section 6.1(c), provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith or (iv) any Permitted Lien or any document or instrument governing any Permitted Lien, provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien.

     Section 6.10 Restricted Payments.

     Each of the Credit Parties will not, nor will it permit any Subsidiary to, directly or indirectly, declare, order, make or set apart any sum for or pay any Restricted Payment, except (a) to make dividends payable solely in the common stock or equivalent equity interests of such Person, (b) to make dividends or other distributions payable to the Borrower or any wholly owned Subsidiary of the Borrower that is a Guarantor (directly or indirectly through Subsidiaries) and (c) to make dividends or other distributions payable to any minority equity


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owner of a Subsidiary in an aggregate amount not to exceed such minority equity owner's equity interest in earnings for the current fiscal year and undistributed earnings from prior fiscal years.

     Section 6.11 Prepayments of Subordinated Debt, etc.

     Except in connection with a Purchase Paper Facility, the Borrower will not, nor will it permit any Subsidiary to, after the issuance thereof, amend or modify (or permit the amendment or modification of) any of the terms of any Subordinated Debt if such amendment or modification would add or change any terms in a manner adverse to the interests of the Lenders or the issuer of such Subordinated Debt, or shorten the final maturity or average life to maturity or require any payment to be made sooner than originally scheduled or increase the interest rate applicable thereto or change any subordination provision thereof.

     Section 6.12 Sale Leasebacks.

     The Borrower will not, nor will it permit any Subsidiary to, directly or indirectly, become or remain liable as lessee or as guarantor or other surety with respect to any lease, whether an operating lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired in excess of $10,000,000 in the aggregate on an annual basis, (a) which the Borrower or any Subsidiary has sold or transferred or is to sell or transfer to a Person which is not the Borrower or any Subsidiary or (b) which the Borrower or any Subsidiary intends to use for substantially the same purpose as any other property which has been sold or is to be sold or transferred by the Borrower or any Subsidiary to another Person which is not the Borrower or any Subsidiary in connection with such lease.

     Section 6.13 No Further Negative Pledges.

     The Borrower will not, nor will it permit any Subsidiary to, enter into, assume or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for such obligation if security is given for some other obligation, except (a) pursuant to this Credit Agreement and the other Credit Documents, (b) pursuant to any document or instrument governing Indebtedness incurred pursuant to Section 6.1(c), provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith and (c) in connection with any Permitted Lien or any document or instrument governing any Permitted Lien, provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien.


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                                   ARTICLE VII

                                EVENTS OF DEFAULT

     Section 7.1 Events of Default.

     An Event of Default shall exist upon the occurrence of any of the following specified events (each an "Event of Default"):

     (a) The Borrower shall fail to pay any principal on any Loan when due in accordance with the terms thereof or hereof; or the Borrower shall fail to reimburse the Issuing Lender for any LOC Obligations when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan or any fee or other amount payable hereunder when due in accordance with the terms thereof or hereof and any such failure shall continue unremedied for three (3) Business Days (or any Guarantor shall fail to pay on the Guaranty in respect of any of the foregoing or in respect of any other Guaranty Obligations thereunder); or

     (b) Any representation or warranty made or deemed made herein, or in any of the other Credit Documents or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Credit Agreement shall prove to have been incorrect, false or misleading in any material respect on or as of the date made or deemed made; or

     (c) (i) Any Credit Party shall fail to perform, comply with or observe any term, covenant or agreement applicable to it contained in Section 5.1, Section 5.7(a), Section 5.9, Section 5.12 or Article VI hereof; or (ii) any Credit Party shall fail to comply with any other covenant, contained in this Credit Agreement or the other Credit Documents or any other agreement, document or instrument among any Credit Party, the Administrative Agent and the Lenders or executed by any Credit Party in favor of the Administrative Agent or the Lenders (other than as described in Sections 7.1(a) or 7.1(c)(i) above), and in the event such breach or failure to comply is capable of cure, is not cured within thirty (30) days of its occurrence; or

     (d) The Borrower or any of its Subsidiaries shall (i) default in any payment of principal of or interest on any Indebtedness (other than the Credit Party Obligations) in a principal amount outstanding of at least $10,000,000 in the aggregate for the Borrower and any of its Subsidiaries beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness was created; (ii) default in the observance or performance of any other agreement or condition relating to any Indebtedness in a principal amount outstanding of at least $10,000,000 in the aggregate for the Borrower and its Subsidiaries or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity; or (iii) breach or default any Hedging Agreement between any Credit Party and any Hedging Agreement Provider; or


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

     (e) (i) The Borrower, any Subsidiary or any Excluded Subsidiary shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower, any Subsidiary or any Excluded Subsidiary any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower, any Subsidiaries or any Excluded Subsidiary any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower, any Subsidiary or any Excluded Subsidiary shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower, any Subsidiary or any Excluded Subsidiary shall generally not, or shall be unable to, or shall admit in writing their inability to, pay its debts as they become due; or

     (f) One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate a liability (to the extent not paid when due or covered by insurance) of $10,000,000 or more and all such judgments or decrees shall not have been paid and satisfied, vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

     (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan (other than a Permitted Lien) shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower, any of its Subsidiaries or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, any Multiemployer Plan or (vi) any other similar event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or


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     (h) There shall occur a Change of Control; or

     (i) At any time after the execution and delivery thereof, the Guaranty for any reason, other than the satisfaction in full of all Credit Party Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void, or any Credit Party shall contest the validity or enforceability of the Guaranty or any Credit Document in writing or deny in writing that it has any further liability, including with respect to future advances by the Lenders, under any Credit Document to which it is a party; or

     (j) Any other Credit Document shall fail to be in full force and effect or to give the Administrative Agent and/or the Lenders the rights, powers and privileges purported to be created thereby (except as such documents may be terminated or no longer in force and effect in accordance with the terms thereof, other than those indemnities and provisions which by their terms shall survive).

     Section 7.2 Acceleration; Remedies.

     Upon the occurrence of an Event of Default, then, and in any such event,
(a) if such event is an Event of Default specified in Section 7.1(e) above, automatically the Commitments shall immediately terminate and the Loans (with accrued interest thereon), and all other amounts under the Credit Documents (including without limitation the maximum amount of all contingent liabilities under Letters of Credit) shall immediately become due and payable, and (b) if such event is any other Event of Default, any or all of the following actions may be taken: (i) with the written consent of the Required Lenders, the Administrative Agent may, or upon the written request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; (ii) the Administrative Agent may, or upon the written request of the Required Lenders, the Administrative Agent shall, by notice of default to the Borrower, declare the Loans (with accrued interest thereon) and all other amounts owing under this Credit Agreement and the Notes to be due and payable forthwith and direct the Borrower to pay to the Administrative Agent cash collateral as security for the LOC Obligations for subsequent drawings under then outstanding Letters of Credit in an amount equal to the maximum amount of which may be drawn under Letters of Credit then outstanding, whereupon the same shall immediately become due and payable; and/or (iii) with the written consent of the Required Lenders, the Administrative Agent may, or upon the written request of the Required Lenders, the Administrative Agent shall, exercise such other rights and remedies as provided under the Credit Documents and under applicable law.


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                                  ARTICLE VIII

                                    THE AGENT

     Section 8.1 Appointment.

     Each Lender hereby irrevocably designates and appoints Wachovia as the Administrative Agent of such Lender under this Credit Agreement, and each such Lender irrevocably authorizes Wachovia as the Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Credit Agreement and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Credit Agreement, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Credit Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Credit Agreement or otherwise exist against the Administrative Agent.

     Section 8.2 Delegation of Duties.

     The Administrative Agent may execute any of its duties under this Credit Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care. Without limiting the foregoing, the Administrative Agent may appoint one of its affiliates as its agent to perform the functions of the Administrative Agent hereunder relating to the advancing of funds to the Borrower and distribution of funds to the Lenders and to perform such other related functions of the Administrative Agent hereunder as are reasonably incidental to such functions.

     Section 8.3 Exculpatory Provisions.

     Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Credit Agreement (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Credit Agreement or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Credit Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any of the Credit Documents or for any failure of the Borrower to perform their obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance by the Borrower of any of the agreements contained in, or conditions of, this Credit Agreement, or to inspect the properties, books or records of the Borrower.


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     Section 8.4 Reliance by Administrative Agent.

     The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless (a) a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent and (b) the Administrative Agent shall have received the written agreement of such assignee to be bound hereby as fully and to the same extent as if such assignee were an original Lender party hereto, in each case in form satisfactory to the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Credit Agreement unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under any of the Credit Documents in accordance with a request of the Required Lenders or all of the Lenders, as may be required under this Credit Agreement, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

     Section 8.5 Notice of Default.

     The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Credit Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided, however, that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders except to the extent that this Credit Agreement expressly requires that such action be taken, or not taken, only with the consent or upon the authorization of the Required Lenders, or all of the Lenders, as the case may be.

     Section 8.6 Non-Reliance on Administrative Agent and Other Lenders.

     Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representation or warranty to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or


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

warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and made its own decision to make its Loans hereunder and enter into this Credit Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Credit Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

     Section 8.7 Indemnification.

     The Lenders agree to indemnify the Administrative Agent in its capacity hereunder (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought under this Section, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of any Credit Document or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from the Administrative Agent's gross negligence or willful misconduct, as determined by a court of competent jurisdiction. The agreements in this Section 8.7 shall survive the termination of this Credit Agreement and payment of the Notes and all other amounts payable hereunder.

     Section 8.8 Administrative Agent in Its Individual Capacity.

     The Administrative Agent and its affiliates may, to the extent permitted under this Credit Agreement, make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Administrative Agent were not the Administrative Agent hereunder. With respect to its Loans made or renewed by it and any Note issued to it, the Administrative Agent shall have the same rights and powers under this Credit Agreement as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.


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     Section 8.9 Successor Administrative Agent.

     The Administrative Agent may resign as Administrative Agent upon 30 days' prior notice to the Borrower and the Lenders. If the Administrative Agent shall resign as Administrative Agent under this Credit Agreement and the Notes, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be approved by the Borrower, whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Credit Agreement or any holders of the Notes. After any retiring Agent's resignation as Administrative Agent, the provisions of this Section 8.9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Credit Agreement.

     Section 8.10 Other Agents; Arrangers and Managers.

     None of the Lenders or other Persons identified on the facing page or signature pages of this Credit Agreement as a "syndication agent," "co-documentation agent," "co-agent," "book manager," "lead manager," "arranger," "lead arranger" or "co-arranger" shall have any right, power, obligation, liability, responsibility or duty under this Credit Agreement other than, in the case of such Lenders, those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Credit Agreement or in taking or not taking action hereunder.

                                   ARTICLE IX

                                  MISCELLANEOUS

     Section 9.1 Amendments and Waivers.

     Neither this Credit Agreement nor any of the other Credit Documents, nor any terms hereof or thereof may be amended, supplemented, waived or modified except in accordance with the provisions of this Section 9.1. The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent may, from time to time, (a) enter into with the Borrower written amendments, supplements or modifications hereto and to the other Credit Documents for the purpose of adding any provisions to this Credit Agreement or the other Credit Documents or changing in any manner the rights of the Lenders or of the Borrower hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders may specify in such instrument, any of the requirements of this Credit Agreement or the other Credit Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, waiver, supplement, modification or release shall:


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          (i) reduce the amount or extend the scheduled date of maturity of any
     Loan or Note or any installment thereon, or reduce the stated rate of any interest or fee payable hereunder (other than interest at the increased post-default rate) or extend the scheduled date of any payment thereof (it being understood and agreed that any extension or waiver of a mandatory prepayment required pursuant to Section 2.7(b)(ii)-(v) shall require the consent of the Required Lenders only) or increase the amount or extend the expiration date of any Lender's Commitment, in each case without the written consent of each Lender directly affected thereby, or

          (ii) amend, modify or waive any provision of this Section 9.1 or reduce the percentage specified in the definition of Required Lenders, without the written consent of all the Lenders, or

          (iii) amend, modify or waive any provision of Article VIII without the written consent of the then Administrative Agent, or

          (iv) release all or substantially all of the Guarantors [OR ANY MATERIAL GUARANTOR] from their obligations under the Guaranty, without the written consent of all of the Lenders and Hedging Agreement Providers, or

          (v) permit the Borrower to assign or transfer any of its rights or obligations under this Credit Agreement or other Credit Documents; or

          (vi) amend, modify or waive any provision of the Credit Documents requiring consent, approval or request of the Required Lenders or all Lenders, without the written consent of all of the Required Lenders or Lenders as appropriate; or

          (vii) amend, modify or waive any provision of the Credit Documents affecting the rights or duties of the Administrative Agent, the Issuing Lender or the Swingline Lender under any Credit Document without the written consent of the Administrative Agent, the Issuing Lender and/or the Swingline Lender, as applicable, in addition to the Lenders required hereinabove to take such action; or

          (viii) amend or modify the definition of Credit Party Obligations to delete or exclude any obligation or liability described therein without the written consent of each Lender and each Hedging Agreement Provider directly affected thereby; or

          (ix) amend, modify or waive the order in which Credit Party Obligations are paid in Section 2.12(b) without the written consent of each Lender and each Hedging Agreement Provider directly affected thereby.

     Any such waiver, amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the other Credit Parties, the Lenders, the Administrative Agent and all future holders of the Notes. In the case of any waiver, the Borrower, the other Credit Parties, the Lenders and the Administrative Agent shall be restored to


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their former position and rights hereunder and under the outstanding Loans and
Notes and other Credit Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

     Notwithstanding any of the foregoing to the contrary, the consent of the Borrower shall not be required for any amendment, modification or waiver of the provisions of Article VIII (other than the provisions of Section 8.9). In addition, the Borrower and the Lenders hereby authorize the Administrative Agent to modify this Credit Agreement by unilaterally amending or supplementing
Schedule 2.1(a) from time to time in the manner requested by the Borrower, the Administrative Agent or any Lender in order to reflect any assignments or transfers of the Loans as provided for hereunder; provided, however, that the Administrative Agent shall promptly deliver a copy of any such modification to the Borrower and each Lender.

     Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (x) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein and (y) the Required Lenders may consent to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding.

     Section 9.2 Notices.

     Except as otherwise provided in Article II, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) when delivered by hand, (b) when transmitted via telecopy (or other facsimile device) to the number set out herein, (c) the day following the day on which the same has been delivered prepaid (or pursuant to an invoice arrangement) to a reputable national overnight air courier service, or (d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case, addressed as follows in the case of the Borrower, the other Credit Parties and the Administrative Agent, and as set forth on Schedule
9.2 in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

The Borrower
and the other
Credit Parties:      West Corporation
                     11808 Miracle Hills Drive
                     Omaha, Nebraska  68154
                     Attention:    Mr. Paul Mendlik
                                   Chief Financial Officer
                     Telecopier:   (902) 963-1619
                     Telephone:    (902) 963-1200


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The Administrative   Wachovia Bank, National Association,
                     as Administrative Agent
Agent:               Charlotte Plaza
                     201 South College Street, CP-8
                     Charlotte, North Carolina  28288-0680
                     Attention:    Doug Burnett
                                   Syndication Agency Services
                     Telecopier:   (704) 383-0288
                     Telephone:    (704) 374-2698

                     with a copy to:

                     Wachovia Bank, National Association
                     One Wachovia Center, DC-5
                     Charlotte, North Carolina  28288-0737
                     Attention:    Mike Romanzo
                     Telecopier:   (704) 383-7611
                     Telephone:    (704) 383-5267

     Section 9.3 No Waiver; Cumulative Remedies.

     No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

     Section 9.4 Survival of Representations and Warranties.

     All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Credit Agreement and the Notes and the making of the Loans; provided that all such representations and warranties shall terminate on the date upon which the Commitments have been terminated and all amounts owing hereunder and under any Notes have been paid in full.

     Section 9.5 Payment of Expenses and Taxes.

     The Borrower agrees (a) subject to the terms of the Fee Letter, to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation, negotiation, printing and execution of, and any amendment, supplement or modification to, this Credit Agreement and the other Credit Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, together with the reasonable fees and disbursements of counsel to the Administrative Agent, (b) to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in


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connection with the enforcement or preservation of any rights under this Credit
Agreement, the Notes and any such other documents, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent and to the Lenders (including reasonable allocated costs of in-house legal counsel), (c) on demand, to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, the Credit Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Administrative Agent and their Affiliates harmless from and against, any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of the Credit Documents and any such other documents and the use, or proposed use, of proceeds of the Loans (all of the foregoing, collectively, the "indemnified liabilities"); provided, however, that the Borrower shall not have any obligation hereunder to an indemnified party with respect to indemnified liabilities of such indemnified party arising from the gross negligence or willful misconduct of such indemnified party, as determined by a court of competent jurisdiction pursuant to a final non-appealable judgment. The agreements in this Section 9.5 shall survive repayment of the Loans and the Credit Party Obligations.

     Section 9.6 Successors and Assigns; Participations; Purchasing Lenders.

     (a) This Credit Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Administrative Agent, all future holders of the Notes and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Credit Agreement or the other Credit Documents without the prior written consent of each Lender.

     (b) Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender, or any other interest of such Lender hereunder. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under this Credit Agreement to the other parties to this Credit Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Credit Agreement, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Credit Agreement. No Lender shall transfer or grant any participation under which the Participant shall have rights to approve any amendment to or waiver of this Credit Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the scheduled maturity of any Loan or Note or any installment thereon (it being understood and agreed that any extension or waiver of a mandatory prepayment required pursuant to Section 2.7(b)(ii)-(v) shall require the consent of the Required Lenders only) in which such Participant is participating, or reduce the stated rate or


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extend the time of payment of interest or fees thereon (except in connection with a waiver of interest at the increased post-default rate) or reduce the principal amount thereof, or increase the amount of the Participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without consent of any participant if the Participant's participation is not increased as a result thereof), (ii) release all or substantially all of the Guarantors from their obligations under the Guaranty, or (iii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Credit Agreement. In the case of any such participation, the Participant shall not have any rights under this Credit Agreement or any of the other Credit Documents (the Participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the Participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation; provided that each Participant shall be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.5 with respect to its participation in the Commitments and the Loans outstanding from time to time; provided further, that no Participant shall be entitled to receive any greater amount pursuant to such Sections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

     (c) Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time, sell or assign to any Lender with total capital in excess of $250,000,000 or any Affiliate or Related Fund thereof and with the written consent of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower (in each case, which consent shall not be unreasonably withheld), to one or more additional banks or financial institutions or entities ("Purchasing Lenders"), all or any part of its rights and obligations under this Credit Agreement and the Notes in minimum amounts of $5,000,000 with respect to its Revolving Commitment or its Revolving Loans (or, if less, the entire amount of such Lender's obligations), pursuant to a Commitment Transfer Supplement, executed by such Purchasing Lender and such transferor Lender (and, in the case of a Purchasing Lender that is not then a Lender or an Affiliate or Related Fund thereof, the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower), and delivered to the Administrative Agent for its acceptance and recording in the Register; provided, however, that any sale or assignment to an existing Lender, or Affiliate or Related Fund thereof, shall not require the consent of the Administrative Agent or the Borrower nor shall any such sale or assignment be subject to the minimum assignment amounts specified herein. Upon such execution, delivery, acceptance and recording, from and after the Transfer Effective Date specified in such Commitment Transfer Supplement, (x) the Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (y) the transferor Lender thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Credit Agreement (and, in the case of a Commitment Transfer Supplement covering all or the remaining portion of a transferor Lender's rights and obligations under this Credit Agreement, such transferor Lender shall cease to be a party hereto). Such Commitment Transfer Supplement shall be deemed to amend this Credit Agreement to the extent, and only to the extent, necessary to reflect the addition of such


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Purchasing Lender and the resulting adjustment of Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Credit Agreement and the Notes. On or prior to the Transfer Effective Date specified in such Commitment Transfer Supplement, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the Notes delivered to the Administrative Agent pursuant to such Commitment Transfer Supplement new Notes to the order of such Purchasing Lender in an amount equal to the Commitment assumed by it pursuant to such Commitment Transfer Supplement and, unless the transferor Lender has not retained a Commitment hereunder, new Notes to the order of the transferor Lender in an amount equal to the Commitment retained by it hereunder. Such new Notes shall be dated the Closing Date and shall otherwise be in the form of the Notes replaced thereby. The Notes surrendered by the transferor Lender shall be returned by the Administrative Agent to the Borrower marked "canceled".

     (d) The Administrative Agent shall maintain at its address referred to in
Section 9.2 a copy of each Commitment Transfer Supplement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

     (e) Upon its receipt of a duly executed Commitment Transfer Supplement, together with payment to the Administrative Agent by the transferor Lender or the Purchasing Lender, as agreed between them, of a registration and processing fee of $3,500 for each Purchasing Lender listed in such Commitment Transfer Supplement and the Notes subject to such Commitment Transfer Supplement, the Administrative Agent shall (i) accept such Commitment Transfer Supplement, (ii) record the information contained therein in the Register and (iii) give prompt notice of such acceptance and recordation to the Lenders and the Borrower.

     (f) The Borrower authorizes each Lender to disclose to any Participant or Purchasing Lender (each, a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning the Borrower and its Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Credit Agreement or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Credit Agreement, in each case subject to Section 9.15.

     (g) At the time of each assignment pursuant to this Section 9.6 to a Person which is not already a Lender hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Lender shall provide to the Borrower and the Administrative Agent the appropriate Internal Revenue Service Forms (and, if applicable, a 2.18 Certificate) described in Section 2.18.


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

     (h) Nothing herein shall prohibit any Lender from pledging or assigning any of its rights under this Credit Agreement (including, without limitation, any right to payment of principal and interest under any Note) to any Federal Reserve Bank in accordance with applicable laws.

     Section 9.7 Adjustments; Set-off.

     (a) Each Lender agrees that if any Lender (a "Benefited Lender") shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 7.1(e), or otherwise) in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans, or interest thereon, such Benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loan, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrower agrees that each Lender so purchasing a portion of another Lender's Loans may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

     (b) In addition to any rights and remedies of the Lenders provided by law (including, without limitation, other rights of set-off), each Lender shall have the right, without prior notice to the applicable Credit Party, any such notice being expressly waived by the applicable Credit Party to the extent permitted by applicable law, upon the occurrence of any Event of Default, to setoff and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of any Credit Party, or any part thereof in such amounts as such Lender may elect, against and on account of the obligations and liabilities of such Credit Party to such Lender hereunder and claims of every nature and description of such Lender against such Credit Party, in any currency, whether arising hereunder, under the Notes or under any documents contemplated by or referred to herein or therein, as such Lender may elect, whether or not such Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The aforesaid right of set-off may be exercised by such Lender against the applicable Credit Party or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver or execution, judgment or attachment creditor of such Credit Party, or against anyone else claiming through or against such Credit Party or any such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by such Lender prior to the occurrence of any Event of Default. Each Lender agrees promptly to notify the applicable Credit Party and the Administrative Agent


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

after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

     Section 9.8 Table of Contents and Section Headings.

     The table of contents and the Section and subsection headings herein are intended for convenience only and shall be ignored in construing this Credit Agreement.

     Section 9.9 Counterparts.

     This Credit Agreement may be executed by one or more of the parties to this Credit Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Credit Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

     Section 9.10 Effectiveness.

     This Credit Agreement shall become effective on the date on which all of the parties have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Administrative Agent pursuant to Section
9.2 or, in the case of the Lenders, shall have given to the Administrative Agent written, telecopied or telex notice (actually received) at such office that the same has been signed and mailed to it.

     Section 9.11 Severability.

     Any provision of this Credit Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     Section 9.12 Integration.

     This Credit Agreement and the other Credit Documents represent the agreement of the Borrower, the other Credit Parties, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent, the Borrower, the other Credit Parties, or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or therein.

     Section 9.13 Governing Law.

     This Credit Agreement and the Notes and the rights and obligations of the parties under this Credit Agreement and the Notes shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.


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     Section 9.14 Consent to Jurisdiction and Service of Process.

     All judicial proceedings brought against the Borrower and/or any other Credit Party with respect to this Credit Agreement, any Note or any of the other Credit Documents may be brought in any state or federal court of competent jurisdiction in the State of New York, and, by execution and delivery of this Credit Agreement, the Borrower and each of the other Credit Parties accepts, for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and irrevocably agrees to be bound by any final judgment rendered thereby in connection with this Credit Agreement from which no appeal has been taken or is available. The Borrower and each of the other Credit Parties irrevocably agree that all service of process in any such proceedings in any such court may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address set forth in Section 9.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto, such service being hereby acknowledged by the Borrower and the other Credit Parties to be effective and binding service in every respect. The Borrower, the other Credit Parties, the Administrative Agent and the Lenders irrevocably waive any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have to the bringing of any such action or proceeding in any such jurisdiction. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of any Lender to bring proceedings against the Borrower or the other Credit Parties in the court of any other jurisdiction.

     Section 9.15 Confidentiality.

     The Administrative Agent and each of the Lenders agrees that it will use its best efforts not to disclose without the prior consent of the Borrower (other than to its employees, affiliates, auditors or counsel or to another Lender) any information (the "Information") with respect to the Borrower and its Subsidiaries which is furnished pursuant to this Credit Agreement, any other Credit Document or any documents contemplated by or referred to herein or therein and which is designated by the Borrower to the Lenders in writing as confidential or as to which it is otherwise reasonably clear such information is not public, except that any Lender may disclose any such Information (a) as has become generally available to the public other than by a breach of this Section 9.15, (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or the Office of the Comptroller of the Currency or the National Association of Insurance Commissioners or similar organizations (whether in the United States or elsewhere) or their successors,
(c) as may be required or appropriate in response to any summons or subpoena or any law, order, regulation or ruling applicable to such Lender, (d) to any prospective Participant or assignee in connection with any contemplated transfer pursuant to Section 9.6, provided that such prospective transferee shall have been made aware of this Section 9.15 and shall have agreed in a writing reasonably satisfactory to the Borrower to be bound by its provisions as if it were a party to this Credit Agreement, (e) to any actual or prospective counterparty (or its advisors) to any Hedging Agreement relating to a Credit Party and its obligations; provided that such prospective transferee shall have agreed to be bound by the


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

confidentiality provisions set forth in this Section, (f) to Gold Sheets and other similar bank trade publications as appears in this Credit Agreement or as is otherwise publicly available; such information to consist of deal terms and other information regarding the credit facilities evidenced by this Credit Agreement customarily found in such publications, and (g) in connection with any suit, action or proceeding for the purpose of defending itself, reducing its liability, or protecting or exercising any of its claims, rights, remedies or interests under or in connection with the Credit Documents or any Hedging Agreement.

     Section 9.16 Acknowledgments.

     The Borrower and the other Credit Parties each hereby acknowledges that:

     (a) it has been advised by counsel in the negotiation, execution and delivery of each Credit Document;

     (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower or any other Credit Party arising out of or in connection with this Credit Agreement and the relationship between the Administrative Agent and the Lenders, on one hand, and the Borrower and the other Credit Parties, on the other hand, in connection herewith is solely that of debtor and creditor; and

     (c) no joint venture exists among the Lenders or among the Borrower or the other Credit Parties and the Lenders.

     Section 9.17 Waivers of Jury Trial.

     THE BORROWER, THE OTHER CREDIT PARTIES, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS CREDIT AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

     Section 9.18 Patriot Act Notice.

     Each Lender and the Administrative Agent (for itself and not on behalf of any other party) hereby notifies the Borrower that, pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56, signed into law October 26, 2001 (the "Patriot Act"), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Patriot Act.


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

                                    ARTICLE X

                                    GUARANTY

     Section 10.1 The Guaranty.

     In order to induce the Lenders to enter into this Credit Agreement and any Hedging Agreement Provider to enter into any Hedging Agreement and to extend credit hereunder and thereunder and in recognition of the direct benefits to be received by the Guarantors from the Extensions of Credit hereunder and any Hedging Agreement, each of the Guarantors hereby agrees with the Administrative Agent and the Lenders as follows: each of the Guarantors hereby unconditionally and irrevocably jointly and severally guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, by acceleration or otherwise, of any and all indebtedness of the Borrower owed to the Administrative Agent, the Lenders and the Hedging Agreement Providers. If any or all of the indebtedness becomes due and payable hereunder or under any Hedging Agreement with a Hedging Agreement Provider, each Guarantor unconditionally promises to pay such indebtedness to the Administrative Agent, the Lenders, the Hedging Agreement Providers, or their respective order, or demand, together with any and all reasonable expenses which may be incurred by the Administrative Agent, the Lenders or the Hedging Agreement Providers in collecting any of the Credit Party Obligations. The word "indebtedness" is used in this Article X in its most comprehensive sense and includes any and all advances, debts, obligations and liabilities of the Borrower and the Guarantors, including specifically all Credit Party Obligations, arising in connection with this Credit Agreement, the other Credit Documents or Hedging Agreement with a Hedging Agreement Provider, in each case, heretofore, now, or hereafter made, incurred or created, whether voluntarily or involuntarily, absolute or contingent, liquidated or unliquidated, determined or undetermined, whether or not such indebtedness is from time to time reduced, or extinguished and thereafter increased or incurred, whether the Borrower and the Guarantors may be liable individually or jointly with others, whether or not recovery upon such indebtedness may be or hereafter become barred by any statute of limitations, and whether or not such indebtedness may be or hereafter become otherwise unenforceable.

     Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents, to the extent the obligations of a Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable law relating to fraudulent conveyances or transfers) then the obligations of each such Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (including, without limitation, the Bankruptcy Code or its non-U.S. equivalent).

     Section 10.2 Bankruptcy.

     Additionally, each of the Guarantors unconditionally and irrevocably guarantees jointly and severally the payment of any and all Credit Party Obligations of the Borrower to the Lenders and any Hedging Agreement Provider whether or not due or payable by the Borrower upon the occurrence of any of the events specified in Section 7.1(e) as applicable to the Credit Parties, and unconditionally promises to pay such Credit Party Obligations to the Administrative Agent for


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

the account of the Lenders and to any such Hedging Agreement Provider, or order, on demand, in lawful money of the United States. Each of the Guarantors further agrees that to the extent that the Borrower or a Guarantor shall make a payment or a transfer of an interest in any property to the Administrative Agent, any Lender or any Hedging Agreement Provider, which payment or transfer or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, or otherwise is avoided, and/or required to be repaid to the Borrower or a Guarantor, the estate of the Borrower or a Guarantor, a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or other applicable law or equitable cause, then to the extent of such avoidance or repayment, the obligation or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment had not been made.

     Section 10.3 Nature of Liability.

     The liability of each Guarantor hereunder is exclusive and independent of any security for or other guaranty of the Credit Party Obligations of the Borrower whether executed by any such Guarantor, any other guarantor or by any other party, and no Guarantor's liability hereunder shall be affected or impaired by (a) any direction as to application of payment by the Borrower or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Credit Party Obligations of the Borrower, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower, or (e) any payment made to the Administrative Agent, the Lenders or any Hedging Agreement Provider on the Credit Party Obligations that the Administrative Agent, such Lenders or such Hedging Agreement Provider repay the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each of the Guarantors waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

     Section 10.4 Independent Obligation.

     The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor or the Borrower, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other Guarantor or the Borrower and whether or not any other Guarantor or the Borrower is joined in any such action or actions.

     Section 10.5 Authorization.

     Each of the Guarantors authorizes the Administrative Agent, each Lender and each Hedging Agreement Provider without notice or demand (except as shall be required by applicable law and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to (a) renew, compromise, extend, increase, accelerate or otherwise change the time for payment of, or otherwise change the terms of the Credit Party Obligations or any part thereof in accordance with this Credit Agreement and any Hedging Agreement, as applicable, including any increase or decrease of the rate of interest thereon,
(b) take and hold security from any Guarantor or any other party for the payment of this Guaranty or the Credit Party


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

Obligations and exchange, enforce waive and release any such security, (c) apply such security and direct the order or manner of sale thereof as the Administrative Agent and the Lenders in their discretion may determine and (d) release or substitute any one or more endorsers, Guarantors, the Borrower or other obligors.

     Section 10.6 Reliance.

     It is not necessary for the Administrative Agent, the Lenders or any Hedging Agreement Providers to inquire into the capacity or powers of the Borrower or the officers, directors, members, partners or agents acting or purporting to act on its behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

     Section 10.7 Waiver.

     (a) Each of the Guarantors waives any right (except as shall be required by applicable law and cannot be waived) to require the Administrative Agent, any Lender or any Hedging Agreement Provider to (i) proceed against the Borrower, any other Guarantor or any other party, (ii) proceed against or exhaust any security held from the Borrower, any other Guarantor or any other party, or
(iii) pursue any other remedy in the Administrative Agent's, any Lender's or any Hedging Agreement Provider's power whatsoever. Each of the Guarantors waives any defense based on or arising out of any defense of the Borrower, any other Guarantor or any other party other than payment in full of the Credit Party Obligations, including without limitation any defense based on or arising out of the disability of the Borrower, any other Guarantor or any other party, or the unenforceability of the Credit Party Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment in full of the Credit Party Obligations. The Administrative Agent or any of the Lenders may, at their election, foreclose on any security held by the Administrative Agent or a Lender by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Administrative Agent and any Lender may have against the Borrower or any other party, or any security, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Credit Party Obligations have been paid in full. Each of the Guarantors, to the extent permitted by law, waives any defense arising out of any such election by the Administrative Agent and each of the Lenders, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of the Guarantors against the Borrower or any other party or any security.

     (b) Each of the Guarantors waives all presentments, demands for performance, protests and notices, including without limitation notices of nonperformance, notice of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional Credit Party Obligations. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Credit Party Obligations and the nature, scope and extent of the risks which such Guarantor assumes and incurs hereunder, and agrees that neither the Administrative Agent nor any Lender shall have any duty to advise such Guarantor of information known to it regarding such circumstances or risks.


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

     (c) Each of the Guarantors hereby agrees it will not exercise any rights of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the U.S. Bankruptcy Code, or otherwise) to the claims of the Lenders or the Hedging Agreement Provider against the Borrower or any other guarantor of the Credit Party Obligations of the Borrower owing to the Lenders or such Hedging Agreement Provider (collectively, the "Other Parties") and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from any Other Party which it may at any time otherwise have as a result of this Guaranty until such time as the Credit Party Obligations shall have been paid in full, no Credit Document or Hedging Agreement with a Hedging Agreement Provider remains in effect and the Commitments have been terminated. Each of the Guarantors hereby further agrees not to exercise any right to enforce any other remedy which the Administrative Agent, the Lenders or any Hedging Agreement Provider now have or may hereafter have against any Other Party, any endorser or any other guarantor of all or any part of the Credit Party Obligations of the Borrower and any benefit of, and any right to participate in, any security or collateral given to or for the benefit of the Lenders and/or the Hedging Agreement Providers to secure payment of the Credit Party Obligations of the Borrower until such time as the Credit Party Obligations shall have been paid in full, no Credit Document or Hedging Agreement with a Hedging Agreement Provider remains in effect and the Commitments have been terminated.

     Section 10.8 Limitation on Enforcement.

     The Lenders and the Hedging Agreement Providers agree that this Guaranty may be enforced only by the action of the Administrative Agent acting upon the instructions of the Required Lenders or any such Hedging Agreement Provider (only with respect to obligations under the applicable Hedging Agreement entered into with such Hedging Agreement Provider) and that no Lender or Hedging Agreement Provider shall have any right individually to seek to enforce or to enforce this Guaranty, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent for the benefit of the Lenders under the terms of this Credit Agreement and for the benefit of any Hedging Agreement Provider under any Hedging Agreement provided by such Hedging Agreement Provider. The Lenders and the Hedging Agreement Providers further agree that this Guaranty may not be enforced against any director, officer, employee or stockholder of the Guarantors.

     Section 10.9 Confirmation of Payment.

     The Administrative Agent and the Lenders will, upon request after payment of the Credit Party Obligations under the Credit Documents which are the subject of this Guaranty and termination of the Commitments relating thereto, confirm to the Borrower, the Guarantors or any other Person that the Credit Party Obligations under the Credit Documents have been paid in full and the Commitments relating thereto terminated, subject to the provisions of Section 10.2.


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

                                WEST CORPORATION
                      AMENDED AND RESTATED CREDIT AGREEMENT

     IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed and delivered by its proper and duly authorized officers as of the day and year first above written.

BORROWER:                               WEST CORPORATION,
                                        a Delaware corporation


                                        By: /s/ Paul Mendlik
                                            ------------------------------------
                                        Name: Paul M. Mendlik
                                        Title: Chief Financial Officer

GUARANTORS:

                                        WEST TELEMARKETING CORPORATION II,
                                        a Delaware corporation

                                        WEST INTERACTIVE CORPORATION,
                                        a Delaware corporation

                                        WEST FACILITIES CORPORATION,
                                        a Delaware corporation

                                        NORTHERN CONTACT, INC.,
                                        a Delaware corporation

                                        INTERCALL, INC.,
                                        a Delaware corporation

                                        INTERCALL TELECOM VENTURES, LLC,
                                        a Delaware limited liability company

                                        CONFERENCECALL.COM, INC.,
                                        a Delaware corporation

                                        WEST RECEIVABLE SERVICES, INC.,
                                        a Delaware corporation

                                        NATIONAL ASSET MANAGEMENT ENTERPRISES,
                                        INC., a Georgia corporation

                                        WEST ASSET MANAGEMENT, INC.,
                                        a Delaware corporation


                                        By: /s/ Paul Mendlik
                                            ------------------------------------
                                        Name: Paul M. Mendlik
                                        Title: Chief Financial Officer

                                WEST CORPORATION
                      AMENDED AND RESTATED CREDIT AGREEMENT

                                        ATTENTION, LLC,
                                        a Georgia limited liability company

                                        WORLDWIDE ASSET MANAGEMENT, LLC,
                                        a Georgia limited liability company

                                        WEST INTERNATIONAL ASSET MANAGEMENT,
                                        LLC, a Nevada limited liability company

                                        BUYDEBTCO, LLC,
                                        a Nevada limited liability company

                                        THE DEBT DEPOT, LLC,
                                        a Delaware limited liability company

                                        ASSET DIRECT MORTGAGE, LLC,
                                        a Delaware limited liability company

                                        WEST TELEMARKETING, LP,
                                        a Delaware limited partnership
                                        By: West Transaction Services, LLC,
                                            its General Partner

                                        WEST TRANSACTION SERVICES, LLC,
                                        a Delaware limited liability company

                                        WEST TRANSACTION SERVICES II, LLC,
                                        a Delaware limited liability company

                                        WEST BUSINESS SERVICES, LP,
                                        a Delaware limited partnership
                                        By: West Transaction Services, LLC,
                                            its General Partner

                                        WEST ASSET PURCHASING, LLC,
                                        a Nevada limited liability company


                                        By: /s/ Paul Mendlik
                                            ------------------------------------
                                        Name: Paul M. Mendlik
                                        Title: Manager

                                WEST CORPORATION
                      AMENDED AND RESTATED CREDIT AGREEMENT

                                        WEST DIRECT, INC.,
                                        a Delaware corporation


                                        By: /s/ Paul Mendlik
                                            ------------------------------------
                                        Name: Paul M. Mendlik
                                        Title: Treasurer

                                WEST CORPORATION
                      AMENDED AND RESTATED CREDIT AGREEMENT

AGENT AND LENDERS:                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                                        as Administrative Agent, Issuing Lender,
                                        Swingline Lender and as a Lender


                                        By: /s/ Michael Romanzo
                                            ------------------------------------
                                        Name: Michael Romanzo
                                        Title: Vice President

                           [signature pages continue]

                                WEST CORPORATION
                      AMENDED AND RESTATED CREDIT AGREEMENT

                                        WELLS FARGO BANK NATIONAL ASSOCIATION


                                        By: /s/ Daniel A. Toll
                                            ------------------------------------
                                        Name: Daniel A. Toll
                                        Title: Vice President

                           [signature pages continue]

                                WEST CORPORATION
                      AMENDED AND RESTATED CREDIT AGREEMENT

                                        BANK OF AMERICA, N.A.


                                        By: /s/ Steven K. Kessler
                                            ------------------------------------
                                        Name: Steven K. Kessler
                                        Title: Senior Vice President

                           [signature pages continue]

                                WEST CORPORATION
                      AMENDED AND RESTATED CREDIT AGREEMENT

                                        BNP PARIBAS


                                        By: /s/ Curtis Price
                                            ------------------------------------
                                        Name: Curtis Price
                                        Title: Managing Director


                                        By: /s/ Gaye C. Plunkett
                                            ------------------------------------
                                        Name: Gaye Plunkett
                                        Title: Vice President

                           [signature pages continue]

                                WEST CORPORATION
                      AMENDED AND RESTATED CREDIT AGREEMENT

                                        U.S. BANK, N.A.


                                        By: /s/ Karen Nelsen
                                            ------------------------------------
                                        Name: Karen Nelsen
                                        Title: Vice President

                           [signature pages continue]

                                WEST CORPORATION
                      AMENDED AND RESTATED CREDIT AGREEMENT

                                        LASALLE BANK NATIONAL ASSOCIATION


                                        By: /s/ David J. Gardner
                                            ------------------------------------
                                        Name: David J. Gardner
                                        Title: Vice President

                           [signature pages continue]

                                WEST CORPORATION
                      AMENDED AND RESTATED CREDIT AGREEMENT

                                        THE BANK OF NOVA SCOTIA


                                        By: /s/ Mark Sparrow
                                            ------------------------------------
                                        Name: Mark Sparrow
                                        Title: Director

                           [signature pages continue]

                                WEST CORPORATION
                      AMENDED AND RESTATED CREDIT AGREEMENT

                                        FIRST NATIONAL BANK OF OMAHA


                                        By: /s/ Mark A. Baratta
                                            ------------------------------------
                                        Name: Mark A. Baratta
                                        Title: Vice President

                           [signature pages continue]

                                WEST CORPORATION
                      AMENDED AND RESTATED CREDIT AGREEMENT

                                        KEY BANK NATIONAL ASSOCIATION


                                        By: /s/ Thomas A. Crandell
                                            ------------------------------------
                                        Name: Thomas A. Crandell
                                        Title: Senior Vice President

                           [signature pages continue]

                                WEST CORPORATION
                      AMENDED AND RESTATED CREDIT AGREEMENT

                                        UNION BANK OF CALIFORNIA, N.A.


                                        By: /s/ Albert W. Kelley
                                            ------------------------------------
                                        Name: Albert W. Kelly
                                        Title: Vice President

                           [signature pages continue]

                                WEST CORPORATION
                      AMENDED AND RESTATED CREDIT AGREEMENT

                                        UNITED OVERSEAS BANK LIMITED,
                                        NEW YORK AGENCY


                                        By: /s/ Kwong Yew Wong
                                            ------------------------------------
                                        Name: Kwong Yew Wong
                                        Title: Agent & General Manager


                                        By: /s/ Philip Cheong
                                            ------------------------------------
                                        Name: Philip Cheong
                                        Title: VP & Deputy General Manager

                           [signature pages continue]

                                WEST CORPORATION
                      AMENDED AND RESTATED CREDIT AGREEMENT

                                        COMERICA BANK


                                        By: /s/ Timothy O'Rourke
                                            ------------------------------------
                                        Name: Timothy O'Rourke
                                        Title: Vice President

                           [signature pages continue]

                                WEST CORPORATION
                      AMENDED AND RESTATED CREDIT AGREEMENT

                                        THE NORTHERN TRUST COMPANY


                                        By: /s/ William R. Kopp
                                            ------------------------------------
                                        Name: William R. Kopp
                                        Title: Vice President

                           [signature pages continue]

                                WEST CORPORATION
                      AMENDED AND RESTATED CREDIT AGREEMENT

                                        COMMERCIAL FEDERAL BANK


                                        By: /s/ William Honke
                                            ------------------------------------
                                        Name: William Honke
                                        Title: Vice President

                           [signature pages continue]

                                WEST CORPORATION
                      AMENDED AND RESTATED CREDIT AGREEMENT

                                        MALAYAN BANKING BERHAD


                                        By: /s/ Wan Fadzmi Othman
                                            ------------------------------------
                                        Name: Wan Fadzmi Othman
                                        Title: General Manager

                           [signature pages continue]

                                WEST CORPORATION
                      AMENDED AND RESTATED CREDIT AGREEMENT

                                        E. SUN COMMERCIAL BANK, LTD.,
                                        LOS ANGELES BRANCH


                                        By: /s/ Benjamin Lin
                                            ------------------------------------
                                        Name: Benjamin Lin
                                        Title: EVP & General Manager

                              [signature pages end]